UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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Bank of Commerce Holdings
(Name of Registrant as Specified in its Charter)

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Bank of Commerce Holdings

Notice of 2012 Annual Meeting of Shareholders

And

Proxy Statement

April 06, 2012

Dear Shareholder:

It is my pleasure to invite you to the Bank of Commerce Holdings 2012 Annual Meeting of Shareholders.

We will hold the meeting on May 15, 2012, at 5:15 p.m., in the lobby of Bank of Commerce located at 1951 Churn Creek Road, Redding, California, 96002. In addition to the formal items of business, I will report on past performance and future prospects.

At the Annual Meeting you will be asked to elect the slate of directors and to make a non-binding advisory vote approving executive compensation as disclosed in this proxy statement. As discussed in detail in this proxy statement, at this annual meeting you will also vote to approve amending and restating the 2010 Equity Incentive Plan. The Board of Directors recommends that you vote FOR the director nominees, FOR the non-binding resolution approving executive compensation and FOR the amendments to the 2010 Equity Incentive Plan.

This mailing includes the formal notice of the Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and our 2011 Form 10-K and Annual Report provides financial results and information about Bank of Commerce Holdings and its subsidiaries.

Please vote promptly by mail, telephone or internet regardless of whether you plan to attend the meeting. You may later decide to vote in person at the meeting if you are a shareholder of record, or you may revoke your proxy or voting instructions for any other reason before your shares are voted. Your vote is important.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Patrick J. Moty

Patrick J. Moty
President and
Chief Executive Officer Bank of Commerce Holdings & Subsidiaries

This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 06, 2012

Bank of Commerce Holdings

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, May 15, 2012

Time:	5:15 p.m.

Place:	Bank of Commerce - Redding 1951 Churn Creek Road Redding, California 96002

Dear Shareholder:

At our 2012 Annual Meeting, we will ask you to:

•	Elect the slate of directors each to serve for a term of one year;

•	Adopt a non-binding advisory resolution approving executive compensation as disclosed in this proxy statement;

•	Approve amending and restating the 2010 Equity Incentive Plan; and

•	Transact any other business that may properly be presented at the Annual Meeting.

If you were a shareholder of record as of the close of business on March 15, 2012, you are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about April 6, 2012.

Whether or not you plan to attend, please grant a proxy to vote your shares in one of three ways: via telephone, facsimile or mail. Instructions regarding telephone and internet voting are included on the proxy card. The telephone number to vote by phone is 1-866-627-2440 and the address to vote by internet is http://www.rtcoproxy.com/boch. Have your proxy card in hand. If you choose to vote by mail, please mark, sign and date the proxy card and return it in the enclosed envelope. Your proxy may be revoked at any time before it is exercised as explained in the Proxy Statement. Our transfer agent’s facsimile number is (908) 272-6835. Returning your proxy will not limit your rights to attend or vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ David H. Scott
David H. Scott
Corporate Secretary, Bank of Commerce Holdings

Redding, California	Dated: April 6, 2012

i

ii

Bank of Commerce Holdings

1951 Churn Creek Road

Redding, California 96002

(530) 772-3939

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this Proxy Statement?

The Board of Directors of Bank of Commerce Holdings (the “Company”) is soliciting proxies from its shareholders to be used at the Annual Meeting of Shareholders on Tuesday, May 15, 2012. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card, or use the convenient telephone or internet voting method as described in the proxy card. In this Proxy Statement “us,” “we,” or “our” refer to Bank of Commerce Holdings.

Along with this Proxy Statement, we are also sending you our 2011 Annual Report on Form 10-K (“Form 10-K”) and Annual Report.

Who is entitled to vote?

Shareholders of record at the close of business on March 15, 2012 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 16,991,495 shares of Common Stock outstanding and entitled to vote. The Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series B issued to the U.S. Treasury in connection with the Small Business Lending Fund carries no voting rights with respect to any matter to be acted upon at the Annual Meeting.

What constitutes a quorum?

The presence in person or by proxy of the holders of a majority of the Company’s outstanding shares of Common Stock (“Common Stock”) constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. A broker non-vote, however, is not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares. Under SEC rules brokers do not have discretion to vote on any proposal described in this Proxy Statement.

How many votes do I have?

Each share of Bank of Commerce Holdings Common Stock that you owned as of the Record Date entitles you to one vote except with respect to the election of directors. Each holder of Common Stock may cumulate their votes with respect to the election of directors and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected and such shareholder may cast all his, her or its votes for a single candidate or distribute such votes among any or all of the candidates. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. An opportunity will be given at the Meeting prior to the voting for any shareholder who desire to do so, to announce his or her intention to cumulate his, her or its votes. The proxy card indicates the number of votes that you have.

How do I vote by proxy? Can I vote by telephone or internet?

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly. You may also cast your vote by telephone or internet (at no cost to the shareholder) as indicated on the proxy card. Telephone and internet voting are available 24 hours per day. If a shareholder votes by telephone or internet, there is no need to return the proxy card. Returning the proxy card will not affect your right to attend the Annual Meeting and vote. If you fill in your proxy card and send it to us in time to vote, your “proxy” (as appointed on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

“For” the election of all nominees for director

“For” the non-binding resolution approving executive compensation as disclosed in this Proxy Statement

“For” the amending and restating the 2010 Equity Incentive Plan

If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters that needed to be acted upon at the Annual Meeting, other than those discussed in this Proxy Statement.

How do I change my vote?

Only holders of record at the close of business on March 15, 2012 will be entitled to vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your shares via mail, telephone or internet. If you fill out and vote the proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may notify the Company’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy. You may also attend the Annual Meeting and vote in person.

It is very important that you vote on the Proposals presented.

Your broker cannot vote on these items for you.

What vote is required to approve each proposal?

Proposal 1: Elect the Slate of Directors

The nominees for director who receive the most votes will be elected. If you do not vote for a particular nominee, or you indicate “Withhold Authority” to vote for a particular nominee on your proxy card, your vote will not count “for” or “against” the nominee.

Proposal 2: Advisory (non-binding) Resolution on Executive Compensation

We are asking our shareholders to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. Detailed information about the compensation of our executive officers is included in the section entitled “Information on Director and Executive Compensation” and “Compensation Discussion and Analysis” beginning on page 15.

Our executive compensation programs are designed to attract and retain well-qualified executives and to link executive officer compensation to and to reward executive officers for the Company’s financial performance and the creation of shareholder value. We believe our executive compensation programs achieve these objectives.

The affirmative vote of a majority of votes cast at the Annual Meeting on this proposal is required to approve the non-binding advisory resolution approving executive compensation. If you ‘abstain’ from voting, it has no effect on the outcome of this proposal. Our Board of Directors and Executive Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

Proposal 3: Amendments to the 2010 Equity Incentive Plan

We are asking our shareholders to approve amending the 2010 Equity Incentive Plan (“2010 Equity Plan”) to authorize the issuance of non-qualified stock options, allow directors to participate in the 2010 Equity Plan, and make certain other amendments to conform to changes in the law, and to eliminate the restrictions on executive compensation imposed on the Company as a former participant in the Troubled Asset Relief Program, Capital Purchase Plan (“CPP”). In September 2011, the Company repurchased all preferred shares issued to the U.S. Treasury under the CPP and as a result, the Company is no longer subject to such restrictions. No changes are being made to increase the number of shares authorized under the 2010 Equity Plan. The proposed amendments are discussed in detail in the section below entitled “Proposal No. 3 – Amendments to 2010 Equity Incentive Plan.”

What are the costs of soliciting these Proxies?

The expense of printing and mailing proxy materials, including this Proxy Statement, the Form 10-K and the Annual Report, will be borne by the Company. In addition to the solicitation of proxies by mail, certain directors, officers and other employees of the Company solicit proxies by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company’s Common Stock. We have contracted with Registrar and Transfer Company and Broadridge Financial Solutions, Inc. to assist us in the distribution of materials and tabulation of the results.

How do I obtain an Annual Report on Form 10-K?

The Company’s consolidated financial statements for the year ended December 31, 2011, are part of the Company’s Form 10-K which accompanies this Proxy Statement.

Additional copies of the Annual Report on Form 10-K and 2011 Annual Report may be obtained upon written request to Samuel D. Jimenez, Executive Vice President & Chief Financial Officer at the Company’s administrative offices, 1901 Churn Creek Road, Redding, California 96002 and are also available on our website at www.bankofcommerceholdings.com.

The Securities and Exchange Commission (“SEC”) maintains an internet site at http://www.sec.gov that contains Bank of Commerce Holdings’ SEC filings. Information regarding the Company may be obtained from the Company’s website at www.bankofcommerceholdings.com. Access to the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, Current Reports on Form 8-K, and Section 16 reports by Company insiders are available free of charge as soon as they are filed with the SEC.

Interests of directors, nominees and executive officers in matters to be voted upon

No directors, nominees, or executive officers of the Company have a personal interest in the matters to be voted upon in this election other than, for directors, their desire to continue serving as directors. The vote respecting approval of executive compensation is non-binding, and a vote denying approval would not directly affect executive compensation, but would be considered in future compensation decisions by the Board and the Executive Compensation Committee.

VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

The following table shows, as of March 15, 2012, the amount of Bank of Commerce Holdings Common Stock directly owned (unless otherwise indicated) by:

•	each person or entity who is known by the Company to beneficially own more than five percent of the Company’s Common Stock,

•	each of the Company’s directors and nominees,

•	each of the named executive officers, and

•	all directors and executive officers of the Company as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of shares if he or she has the power to vote, sell or otherwise dispose of the shares. Except as otherwise noted, we believe that the beneficial owners of the shares listed below, based on information furnished by such owners, have or share with a spouse voting and investment power with respect to the shares. Beneficial ownership also includes that number of shares that a person has a right to acquire within sixty (60) days, such as upon the exercise of stock options. We have based our calculation of the percentage of beneficial ownership on 16,615,512 shares of Common Stock outstanding on March 1, 2012.

5% Shareholders

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Wellington Management Co. LLP	1,525,237	9.18%
75 State Street
Boston, MA 02109 (1)

Jacobs Asset Management LLC	1,576,750	9.49%
One Fifth Avenue
New York, NY 10003 (2)

Bank Funds Co. LLC	868,000	5.22%
20 North Wacker Drive
Chicago, IL 60606 (3)

(1)	According to the Schedule 13G filed on February 14, 2011.
(2)	According to the Schedule 13G/A filed on February 14, 2012, 1,675 750 shares are owned by Jacobs Asset Management LLC and Sy Jacobs, and 854,810 of the shares are shared ownership with JAM Managers, LLC less 100,000 shares repurchased.
(3)	According to the Schedule 13G/A filed on February 09, 2012, 300,000 shares are owned by Banc Fund IV, L.P., 368,300 shares are owned by Banc Fund VII L.P., and 200,000 shares are owned by Banc Fund VIII L.P., of which Bank Funds Co. LLC is a general partner.

Directors and Executive Officers

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Kenneth R. Gifford, Jr.	402,000	2.42%
Patrick J. Moty (1)	183,124	1.10%
Lyle L. Tullis	175,583	1.06%
David H. Scott (2)	101,975	0.61%
Orin Bennett (3)	65,764	0.40%
Jon Halfhide (4)	44,200	0.27%
Joe Gibson	27,805	0.17%
Sam Jimenez	14,200	0.09%
Linda J. Miles	12,000	0.07%
Randall S. Eslick	10,302	0.06%
Gary Burks	9,672	0.06%
Ted Cumming	8,650	0.05%
Robert C. Oberg	2,400	0.01%

All directors, executive officers and beneficial owners as a group (13 persons) (5)	1,057,675	6.37%

(1)	Includes 115,924 shares in the Company’s 401(k) Plan to which Mr. Moty has voting powers as Trustee.
(2)	Includes 204 shares held individually by spouse, 7,711 shares in the Company’s 401(k) retirement plan and 16,819 shares in spouse’s individual retirement account. Mr. Scott and his spouse pledged 76,041 shares of the Company’s Common Stock to Umpqua Bank to secure a loan.
(3)	Includes 48,264 shares held by the Bennett Family Revocable Trust.
(4)	Includes 30,900 shares held by the Halfhide Family Trust of which Mr. Halfhide is co-trustee with his spouse.
(5)	Includes options that could be exercised within 60 days from March 15, 2012 as follows: Mr. Moty 5,700 shares; Mr. Bennett 16,000 shares; Mr. Halfhide 12,800 shares; Mr. Jimeniz 8,200 shares, Ms. Miles 12,000 shares, Mr. Eslick 7,950 shares, Mr. Burks 3,000 shares, Mr. Cumming 7,650 shares and Mr. Oberg 2,400 shares, for an aggregate of 75,700 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company. To the Company’s knowledge, based solely upon a review of such reports and written representations, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed in a timely manner.

INFORMATION ABOUT EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers of the Company

The following table sets forth information with respect to the executive officers who are not directors or nominees for director of the Company, including their ages and employment history for the last five years.

Name	Age	Position(s)

Linda J. Miles	58	Executive Vice President and Chief Operating Officer

Samuel D. Jimenez	47	Executive Vice President and Chief Financial Officer

Robert Oberg	51	Senior Vice President and Chief Risk Officer

Theodore Cumming	54	Senior Vice President & Chief Credit Officer

Randall S. Eslick	54	Regional President — Roseville Division

Linda J. Miles was born in 1953 and has been the Executive Vice President and Chief Operating Officer of Bank of Commerce Holdings, Redding Bank of Commerce and Bank of Commerce Mortgage since May 2009. From October 1989 to May 2009, she served as Executive Vice President and Chief Financial Officer of the Company. Before joining the Company, Ms. Miles was Senior Vice President and Chief Financial Officer at another California independent financial institution. Ms. Miles has served as a director of Bank of Commerce Mortgage since 2009.

Samuel D. Jimenez was born in 1964. He has served as the Chief Financial Officer and Principal Accounting Officer since May 1, 2009 and in March 2011, was promoted from Senior Vice President to Executive Vice President. Prior to becoming CFO, from September 2003 he served as Senior Vice President and Director of Risk Management of Redding Bank of Commerce. Prior to that, he was a Federal Deposit Insurance Examiner from 1992 — 2003. Mr. Jimenez is a Certified Public Accountant.

Robert Oberg was born in 1960 and has been a Senior Vice President and Chief Risk Officer since March 2009. Mr. Oberg began his banking career in 1984 with the Office of the Comptroller of the Currency and has over twenty years of COSO and Basel risk management experience. Mr. Oberg is responsible for the identification, assessment, and management of risk throughout the organization. Mr. Oberg is also responsible for risk quantification and modeling, and oversees the Bank’s Compliance, Audit, Loan Review, Fraud, and BSA functions.

Theodore Cumming was born in 1957 and has been Senior Vice President & Chief Credit Officer since October 2007. From 2001 until October 2007, Mr. Cumming served as Senior Vice President and Lending Group Manager of Redding Bank of Commerce Placer Division. Prior to joining the Company Mr. Cumming served as Vice President of Commercial Lending for a large regional bank from 1977 to 1991.

Randall S. Eslick was born in 1957 and has been Regional President of Roseville Bank of Commerce since December 2005. From 2002 until December 2005, Mr. Eslick served as Senior Vice President and Regional Manager of the Roseville Bank of Commerce. Prior to joining the company, Mr. Eslick served as Vice President and Commercial Loan Officer at another California independent financial institution. Mr. Eslick joined the Company in March 2001 as Senior Vice President and Commercial Loan Officer.

Directors of the Company

Information regarding each of the current directors and director nominees is provided below, including each nominee’s name, age as of the Record Date, principal occupation and public company directorships during the past five years, and the year first elected a director of the Company. Russell L. Duclos retired from the Board of Directors effective December 31, 2011. There are no family relationships among any of our directors or executive officers, nor are any of the corporations or organizations referenced in the biographical information below a parent, subsidiary or affiliate of Bank of Commerce Holdings. All directors of the Company currently serve as directors of the Bank. Directors generally are appointed to serve on the Bank’s Board for a one year term prior to being appointed to the Company’s Board. The date opposite the director’s name refers to the date each became a director of the Company’s Board.

Orin N. Bennett	Director since 2006

Mr. Bennett, 63, has been a director of Redding Bank of Commerce since September 2005.

Business Experience: Mr. Bennett is a registered Civil Engineer in California and Oregon. He owns Bennett Engineering Services in Roseville, California which provides engineering services to cities, counties and special districts primarily in Northern California and began on January 1, 2008. Mr. Bennett owns Bennett West Roseville LLC. He is also a partner in BD Properties and Portola 192 LLC, both real estate investment companies. Mr. Bennett was previously employed by the international engineering firm of CH2M Hill prior to forming his own business. Mr. Bennett’s knowledge of the Sacramento/ Roseville market and his real estate experience provides valuable knowledge of the existing opportunities for a community bank to provide its services and operations and making his continued service to the Board a valuable asset.

Other Public Company Directorships: None.

Committees: Mr. Bennett serves on the Loan, Executive, Nominating and Corporate Governance, Executive Compensation and Long-Range Planning committees of the Board of Directors.

Gary Burks	Director since 2008

Mr. Burks, 57, has been a director of Redding Bank of Commerce since June 2007.

Business Experience: Mr. Burks is Vice President and General Manager of Foothill Distributing Company, Inc. in Redding since October 1991. Past President Redding Rotary 1991-1998. Executive Board Redding Chamber of Commerce 1985-1991. He has nineteen years of experience on the board of Foothill Distributing Company, Inc. a private firm. Mr. Burks’ experience in running a large-scale company including his involvement in many academic and community activities makes him a valuable member of the Board.

Other Public Company Directorships: None.

Committees: Mr. Burks serves on the Audit and Qualified Legal Compliance, Executive Compensation and Long-Range Planning committees of the Board of Directors.

Joseph Gibson	Director since 2010

Mr. Gibson, 64, has been a director of Redding Bank of Commerce since November 2009.

Business Experience: Mr. Gibson has thirty-six years of experience in business management. He was a teacher and administrator for Anderson Union High School from 1973-2003, and has been an owner of SFI Insurance, Inc. since 1992. He currently serves on the Anderson Union High School Board, Shasta College Foundation Board, Past President of Riverview Golf and Country Club and was president of the Anderson Rotary from 2002-2003. Mr. Gibson’s extensive experience in the insurance industry as well as his experience working with various organizations involved in academic and community activities makes him a valuable member of the Board.

Other Public Company Directorships: None. Serves on the boards of Anderson Union High School, YMCA, ROP Board of Directors.

Committees: Mr. Gibson presently serves as Chairman of the CRA Committee and serves on the ALCO and Long-Range Planning committees.

Kenneth R. Gifford, Jr.	Director since 1998

Mr. Gifford, 66, has been a director of Redding Bank of Commerce since May 1998.

Business Experience: Mr. Gifford serves as the Chairman of the Board of Directors. Mr. Gifford has been a director and the President and Chief Executive Officer of Gifford Construction, Inc., since April 1972. Mr. Gifford also serves as a director for the non-profit Economic Development Corporation of Shasta County. Mr. Gifford’s business acumen, integrity, leadership and knowledge of the Redding market as well as his community service provide the necessary skills required of a chairman of the board.

Other Public Company Directorships: None.

Committees: Mr. Gifford is a member of the CRA, Executive, Executive Compensation, Loan, Nominating and Corporate Governance, ALCO, Audit and Qualified Legal Compliance and Long-Range Planning committees of the Board of Directors.

Jon Halfhide, CPA (INACTIVE)	Director since 2006

Mr. Halfhide, 54, has been a director of Redding Bank of Commerce since November 2005.

Business Experience: Since January 2000, he has served as president of Catholic Healthcare West North State Service Area (“Catholic Healthcare West”) and St. Elizabeth Community Hospital. He has over twenty-five years of management experience with Catholic Healthcare West and has served in the capacity of Controller and Chief Financial Officer. Mr. Halfhide is a certified public accountant. Mr. Halfhide also serves on the non-profit board of directors of Mercy Foundation North and Catholic Healthcare West North State and the non-profit board of directors of the Tehama County Economic Development Corporation. Mr. Halfhide’s vast experience running a health care facility, his designation as an audit committee financial expert, and his involvement in community activities makes his continued service to the Board a valuable asset.

Other Public Company Directorships: None.

Committees: Mr. Halfhide serves on the Audit and Qualified Legal Compliance Committee and meets the criteria of an “audit committee financial expert” under the SEC rules. Mr. Halfhide serves as Chairman of the Executive Compensation Committee and serves on the Audit and Qualified Legal Compliance, Nominating and Corporate Governance and Long-Range Planning committees of the Board of Directors.

Patrick J. Moty,	Director since 2008

Mr. Moty, 54, has served as a director of Redding Bank of Commerce since September 2007 and as director of Bank of Commerce Mortgage since June 2009. Mr. Moty has been the President and Chief Executive Officer of the Company since his election in September 2007.

Business Experience: Mr. Moty has been with the Company since 1985. He has served as President and Chief Executive Officer of the Company since September 2007. Prior to becoming CEO, he served as Executive Vice President and Chief Credit Officer of the Company beginning in December 2005; as Senior Vice President and Chief Credit Officer of the Company beginning in 2000; as Senior Vice President and Senior Loan Officer beginning in 1998; as Vice President and Senior Loan Officer beginning in 1993; as Vice President and Loan Officer beginning in 1988; as Assistant Vice President and Loan Officer beginning in 1987; and as Loan Officer beginning in 1985. Prior to joining the Company in 1985, Mr. Moty spent four years in lending at a large regional financial institution. Mr. Moty also serves as a member of the board of directors of the non-profit Shasta County Economic Development Corporation. Mr. Moty’s twenty six years of service with Redding Bank of Commerce and Bank of Commerce Holdings in various capacities gives him a strong understanding of the business strategies of the Company. As our Chief Executive Officer and a director, Mr. Moty serves as the primary liaison between the Board and management and as the executive with overall responsibility for executing the Company’s strategic plan.

Other Public Company Directorships: None

Committees: Mr. Moty serves on the Loan, ALCO, and Long-Range Planning committees of the Board of Directors.

David H. Scott, CPA	Director since 1997

Mr. Scott, 68, has been a director of Redding Bank of Commerce since April 1997.

Business Experience: He is a partner of D. H. Scott & Company, LLP, a public accounting firm, a position he has held since June 1986. He also serves on the non-profit Economic Development Corporation of Shasta County and Mercy Foundation North. Mr. Scott’s experience in public and private business, his extensive experience in the field of public accounting and his vast experience working with various organizations in many aspects of the financial process offers a valuable perspective to our Board.

Other Public Company Directorships: None.

Committees: Mr. Scott serves as Chairman of the Audit and Qualified Legal Compliance Committee and is a member of the Executive, ALCO, Loan and Long-Range Planning committees of the Board of Directors. The Board of Directors has determined that Mr. Scott meets the criteria to of an “audit committee financial expert” under SEC rules. Mr. Scott also serves as the Corporate Secretary of the Company.

Lyle L. Tullis	Director since 2003

Mr. Tullis, 61, has been a director of Redding Bank of Commerce since May 2003.

Business Experience: Since February 1976, he has served as president of Tullis Inc. a general engineering construction company. His company specializes in public works projects that include grading and paving. Mr. Tullis is the past District Chairman of the Eureka and Shasta Districts of the Associated General Contractors of California. Mr. Tullis’ extensive business experience including project financing, budgets, bidding and oversight of the final project including his involvement in local community activities makes him a valuable member of our Board.

Other Public Company Directorships: None.

Committees: Mr. Tullis serves as Chairman of the Nominating and Corporate Governance committees, and is a member of the Executive, Audit & Qualified Legal Compliance and Long-Range Planning committees of the Board of Directors.

THE BOARD, BOARD COMMITTEES AND GOVERNANCE MATTERS

Corporate Governance Guidelines

The Board of Directors is committed to sound and effective corporate governance principles and practices. The Board of Directors has adopted corporate governance guidelines to provide the framework for the governance of the Company. These guidelines set forth director qualifications and standards of independence, and mandate that at least a majority of the Board and all the members of the Audit, Compensation and the Nominating and Corporate Governance Committees meet the criteria for independence as discussed below. Highlights of our corporate governance practices are described below. To fulfill its role the Board, acting directly or through a Board Committee must perform the following primary functions:

•	Oversee the conduct of the Company’s business to evaluate whether the Company is being properly managed;

•	Review and, where appropriate, approve the Company’s major financial objectives, strategic plans and actions;

•

Review and, where appropriate, approve major changes in, and determinations of other major issues respecting the appropriate auditing and accounting principles and practices to be used in the preparation of the Company’s financial statements;

•	Assess major risk factors relating to the Company and its performance, and review measures to address and mitigate such risks;

•	Evaluate regularly the performance and approve the compensation of the CEO and, with the advice of the CEO, evaluate regularly the performance of principal senior executives; and

•	Plan for succession of the CEO and monitor management’s succession planning for other key executives.

In discharging these obligations, directors are entitled to rely reasonably on the honesty and integrity of their fellow directors and the Company’s executives and its outside advisors and auditors. Directors shall be entitled to reasonable directors’ and officers’ liability insurance on their behalf; the benefits of indemnification to the fullest extent permitted by law under the Company’s charter, bylaws and any indemnification agreements, and exculpation as provided by state law and the Company’s charter.

Executive Officers

The Board recognizes that the actual management of the business and affairs of the Company are conducted by the Chief Executive Officer and other senior executives under his supervision and that, in performing the management function, the Chief Executive Officer and other senior executives are obliged to act in a manner that is consistent with the oversight functions and powers of the Board and the standards of the Company and to execute any specific plans, instructions or directions of the Board. It has been the practice of the Company to separate the duties of Chairman and Chief Executive Officer. In keeping with good corporate governance practices, the Board believes that the separation of the duties of Chairman and Chief Executive Officer eliminates any inherent conflict of interest that may arise when the roles are combined, and that an independent director can best provide the necessary leadership and objectivity required as Chairman.

Code of Ethics and Corporate Governance Documents

The Board has adopted a Code of Ethics that applies to all of our directors, officers and staff including our principal executive officer and principal financial officer, or any person serving in that capacity. The Code of Ethics embodies our commitment to high standards of ethical and professional conduct. All directors, officers and staff are required to annually certify that they have read and complied with the Code of Ethics. The Code of Ethics consists of basic standards of business practice as well as professional and personal conduct. You may access our current charters, including our Code of Ethics, Nominating and Corporate Governance Committee, Audit and Qualified Legal Compliance Committee and Executive Compensation Committee charters, as well as our articles and bylaws by visiting our corporate website at www.bankofcommerceholdings.com or by writing our Bank of Commerce Holdings, Attention: Corporate Secretary, 1901 Churn Creek Road, Redding, CA 96002.

Chairman of the Board

The Board appoints one of its members to serve as the Chairman of the Board. The offices of Chairman and Chief Executive Officer are not held by the same individual. The Chairman chairs all regular sessions of the Board and (with input from the CEO to the extent not inappropriate) set the agenda for Board meetings, subject to the right of each board member to suggest the inclusion of item(s) on the agenda.

Director Qualifications

The Board must consist of a majority of directors who meet the independence criteria under NASDAQ listing standards and as adopted by the Board.

Qualifications: A director should possess personal and professional integrity; have good business judgment, relevant experience and skills to be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company shareholders. Directors should be committed to devoting sufficient time and energy to diligently performing their duties as directors.

Size of Board: The Board annually determines the appropriate size of the Board within the requirements of the Company’s charter and bylaws.

Selection process: In accordance with the policies and principles in its charter, the Nominating and Corporate Governance Committee is responsible for identifying and recommending potential director nominees to the Board for its approval when there is a vacancy on the Board. The Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board will extend an invitation to the potential director nominee to join the Board.

Annual Review of Independence and Qualifications: The Nominating and Corporate Governance Committee annually distributes a self-evaluation to the Board that includes an assessment of each director’s independence and qualifications as well as the full Board’s and each Committee’s effectiveness. The Board views self-evaluation as an ongoing process designed to achieve high levels of Board and committee performance.

Resignation from the Board: An individual director should offer his or her resignation in the event the director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board. The Board should consider the continued appropriateness of the director’s membership on the Board under the changed circumstances and then the Board should determine whether or not to accept the director’s resignation. Also, a director should tender a resignation in the event there is a substantial conflict of interest between the director and the Company or the Board and such conflict cannot be resolved to the satisfaction of the Board.

Retirement from the Board: A director must retire from the Board upon reaching the age of seventy-two (72). At the discretion of the Board of Directors, terms may be extended once for a period of one-year for specific business needs and in the interest of good corporate governance.

Director Orientation and Continuing Education

All new directors participate in an orientation program during their first year as a director. As part of the orientation, each director receives a copy of the Directors Policy Manual which includes a copy of the Company’s bylaws and charter. Orientation also includes presentations by Senior Management to familiarize new directors with our strategic plans, significant financial, accounting and risk management issues, compliance programs and conflict policies. Each director is required to review and sign, on an annual basis, the Company’s Code of Ethics and Insider Trading Policy. A new director will attend a meeting with the CEO and CFO to be briefed on Board reports, significant financial, accounting and risk management issues and current and potential projects.

All directors receive annual director education in subjects relevant to the duties of a director, including the study of corporate governance best practices and ethics. The Board requires directors to participate in continuing education programs and reimburses directors for the expenses of such participation. All directors have successfully completed or are in the process of completing the Directors Certification Program sponsored by the California Bankers Association.

Board Attendance and Annual Meeting Policy

Directors are expected to attend all Board meetings and meetings of committees on which they serve, and each annual shareholders meeting. Directors are expected to devote an adequate amount of time and effort to properly discharge their responsibilities. Information and data are important to the Board’s understanding of the business and is distributed to the directors sufficiently in advance of the meeting to permit their review.

The Board of Directors held 12 meetings during 2011. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such director serves. All directors were present at the 2011 Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Director Independence

The Nominating and Corporate Governance Committee has reviewed the applicable legal standards for Board and Board committee member independence, and the criteria applied to determine “audit committee financial expert” status. The Committee has also reviewed a summary of the answers to annual questionnaires completed by each of the directors, which also included any potential director-affiliated transactions.

The Board has analyzed the independence of each director and nominee and determined that the following members of the Board and nominees meet the standards regarding “independence” required by applicable law, regulation and NASDAQ listing standards, and that each such director is free of relationships that would interfere with the individual exercise of independent judgment. In determining the independence of each director, the Board considered many factors, including any loans to the directors, each of which (i) were made in the ordinary course of business; (ii) were substantially made on the same terms, including interest rates and collateral as those prevailing at the time for comparable loans with persons not related to the Company or the Company’s bank subsidiaries; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. Such arrangements are discussed in detail in the section entitled “Certain Relationships and Related Transactions.”

Based on these standards, the Board has determined that each of the following non-employee directors and nominees is independent:

Orin N. Bennett	Kenneth Gifford, Jr.
Gary Burks	Jon Halfhide
David H. Scott, CPA	Joseph Gibson
Lyle L. Tullis

Patrick J. Moty, who serves as the President and CEO of the Company, is not independent because he is an executive officer of the Company.

Compensation Committee Interlocks and Insider Participation

During 2011, none of our executive officers served on the compensation committee (or equivalent body) or board of directors of another entity whose executive officers served on the Executive Compensation Committee of the Board of Directors.

Directors Access to Officers, Employees and Independent Advisors

Directors are encouraged to keep themselves informed with regard to the Company and its operations. Directors have full and free access to Company officers and employees. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO, CFO or directly by the director. Directors shall use their judgment to ensure that any such contact is not disruptive to the Company’s business operations and shall, to the extent that it is not appropriate, copy the CEO on any written communications between a director and a Company officer or employee.

Communications with the Board of Directors

The Board has established a process for shareholders and other interested parties to communicate with independent members of the Board or a specific committee. Parties may send a letter to Bank of Commerce Holdings, Attention: Corporate Secretary, 1951 Churn Creek Road, Redding, California 96002.

Certain Relationships and Related Transactions

Policy and Procedures on Related Person Transactions

The Company adopted its code of ethics to promote a “tone at the top” of highest ethical standards within the Company. The code of ethics requires all Company personnel to make immediate disclosure of situations that might create a conflict of interest, or the perception of a conflict of interest, which includes transactions involving entities with which such personnel are associated. The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Such transactions, after full disclosure of the material terms to the Board, must be approved by the members of the Board who are not parties to the specific transaction and to determine that the transactions are just and reasonable to the Company at the time of such approval, with those members of the Board (if any) who have an interest in the transaction abstaining. Such procedures are consistent with the terms of California corporate law but the Company does not presently have a written policy evidencing such terms.

Lending and Other Ordinary Business Transactions

During 2011, almost all of our directors as well as some of their respective family members and/or affiliated entities, engaged in loan transactions and/or had other extensions of credit in the ordinary course of business with our banking and mortgage subsidiaries. All of these transactions were on substantially the same terms, including interest rates, collateral and repayment and other terms, as those available at the time for similar transactions with unrelated parties. None of these loans or credit transactions involves more than the normal risk of collectability or presents other unfavorable features.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established, among others, a standing Audit and Qualified Legal Compliance Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee and Executive Committee. All Directors participate in the Long-Range planning of the Company. All members of the Executive Compensation, Nominating and Corporate Governance and Audit Committees meet the applicable standards of independence defined by the NASDAQ listing standards and SEC regulations. Information about each committee of the Board, its members, purpose, and the number of meetings held in 2011 follows.

Audit and Qualified Legal Compliance Committee

Members:	David H. Scott, Chairman	Gary Burks
	Russell L. Duclos (retired)	Lyle L. Tullis
	Jon Halfhide	Kenneth R. Gifford, Jr.

Purpose:	To assist the Board of Directors in fulfilling its responsibilities to oversee management activities related to accounting and financial reporting policies, internal controls, auditing practices, and legal and regulatory compliance; to review and discuss the integrity of the Company’s financial statements and the adequacy and reliability of disclosures to shareholders; to review the qualifications and independence of the outside accountants and the performance of internal and outside accountants, to prepare the

Committee report included in the Company’s annual proxy statement in accordance with SEC rules; to act as the qualified legal compliance committee of the Company in accordance with its charter; and to perform the audit committee and fiduciary audit committee functions on behalf of the Company in accordance with federal banking regulations. Independent directors meet in an executive session of the Audit Committee each meeting. The Board of Directors has determined David H. Scott, CPA and Jon Halfhide, CPA are “audit committee financial experts” as defined by SEC rules.

Number of meetings in 2011:	Six

Nominating and Corporate Governance Committee

Members:	Lyle L. Tullis, Chairman	Orin N. Bennett
	Jon Halfhide	Kenneth R. Gifford, Jr.

Purpose:	To assist the Board of Directors by identifying individuals qualified to become Board members and to recommend to the Board nominees for director and director nominees for each committee; to recommend to the Board the corporate governance guidelines of the Company and to oversee an annual review of the Board’s performance; to recommend to the Board a determination of each non-management director’s “independence” under applicable rules and guidelines.

Number of meetings in 2011:	One

Executive Compensation Committee

Members:	Jon Halfhide, Chairman	Orin N. Bennett
	Gary Burks	Kenneth R. Gifford, Jr.

Purpose:	To discharge the Board of Directors’ responsibilities relating to compensation of the Company’s executive officers, including a review of the impact of the compensation policies on the Company’s risk exposure; to review the Compensation Discussion and Analysis and to recommend inclusion of such disclosure in the Company’s proxy statement; to conduct the annual chief executive officer performance evaluation process; to evaluate and approve compensation plans, policies, and programs of the Company applicable to executive officers; and to oversee succession planning.

Number of meetings in 2011:	Four

Executive Committee	Kenneth R. Gifford, Jr. Chairman	David H. Scott
Members:	Lyle L. Tullis	Orin N. Bennett

Purpose:	To review all current and pending strategies for achieving financial objectives; to review financial performance results; and to oversee the administration and effectiveness of financial risk management policies

Number of meetings in 2011:	Twelve

THE NOMINATING COMMITTEE AND NOMINATIONS FOR DIRECTOR

The Nominating and Corporate Governance Committee of the Board of Directors has been delegated the responsibility to identify, evaluate, and recommend for nomination candidates for election as new directors. Each of the members of the Committee has been determined to be “independent” as defined by the NASDAQ listing standards.

The goal of the Committee’s nominating process is to assist the Company in attracting competent individuals with the requisite management, financial and other expertise who will act as directors in the best interests of the Company and all its shareholders. The Committee consults with other Board members, the Company’s Chief Executive Officer, and other Company personnel in this process. The Committee will consider an individual recommended by a shareholder for nomination as a new director provided the shareholder making the recommendation follows the procedures for submitting a proposed nominee’s name and the required information described below.

Director Qualifications and the Nomination Process

The Committee regularly reviews the composition of the Board in light of its understanding of the backgrounds, industry, and professional experience, and the various communities, both geographic and demographic, represented by the current members. It also monitors the expected service dates of Board members, any planned retirement dates, and other anticipated events that may affect a director’s continued ability to serve. The Committee periodically reviews Board self-evaluations and information with respect to the business and professional expertise represented by current directors in order to identify any specific skills desirable for future Board members.

The Board has approved certain minimum standards for candidates for service as a first-time director and the Committee has developed a process for identifying and evaluating first-time nominees in light of these standards and other such factors as the Committee deems appropriate. These standards, and the Committee’s evaluation process, apply to all first-time nominees for directors, including those nominees recommended by shareholders. This process is based on the Committee’s familiarity with the composition of the current Board, its awareness of anticipated openings, and its assessments of desirable talents or expertise.

The Board has approved the following minimum qualifications for first-time nominees for director, including nominees recommended by shareholders, for election to the Company’s Board: (1) a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role (i.e. chief executive officer, managing partner, president, chief financial officer); (2) financial literacy or other professional or business experience relevant to an understanding of the Company and its business; (3) a demonstrated ability to think and act independently as well as the ability to work constructively in a group environment and (4) the financial ability to invest in the Company. The Committee will determine, in its sole discretion, whether a nominee meets these minimum qualifications. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The Committee further will consider if such candidate meets the “independence” standards defined by NASDAQ and any additional requirements imposed by law or regulation on the members of the Audit, Nominating, and Executive Compensation Committees of the Board.

Following the initial review, the Committee arranges an introductory meeting with the candidate and the Company’s Chief Executive Office, Chairman of the Board of Directors, and in some cases with additional directors, to determine the candidate’s interest in serving on the Board.

The Committee, together with several members of the Board and the Chief Executive Officer then conducts a comprehensive interview with the candidate. The individual will also be asked to provide the information required to be disclosed in the Company’s Proxy Statement.

Assuming a satisfactory conclusion to the process outlined above, the Committee then presents the candidate’s name to the Board of Directors for election as a director.

Director Nominations by Shareholders

A shareholder who wishes to submit an individual’s name for consideration by the Nominating and Corporate Committee for nomination as a director of the Company at the 2013 Annual Meeting must deliver such nomination to the Company’s Secretary no later than December 24, 2012 and provide (1) the shareholder’s name and address and the number of shares of the Company’s Common Stock beneficially owned by the shareholder; (2) the name of the proposed nominee and the number of shares of the Company’s Common Stock beneficially owned by the nominee; (3) sufficient information about the nominee’s experience and qualifications for the Committee to make a determination whether the individual would meet the minimum qualifications for directors; and (4) such individual’s written consent to serve as a director of the Company, if elected. The Committee has the right to request, and the shareholder will be required to provide, such additional information with respect to the shareholder nominee as the Committee may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above, including the information about the proposed nominee that is required to be disclosed by the Company in its proxy statement under Regulation 14A of the Securities Exchange Act of 1934, as amended.

INFORMATION ON DIRECTOR AND EXECUTIVE COMPENSATION

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation philosophy and objectives. The tables that follow present the compensation paid for in 2011 to our named executive officers. When we refer to the “named executive officers,” we mean the following six individuals:

Patrick J. Moty, President and Chief Executive Officer (our Principal Executive Officer)

Linda J. Miles, Executive Vice President and Chief Operating Officer

Samuel D. Jimenez, Executive Vice President and Chief Financial Officer (our Principal Financial and Accounting Officer)

Randall S. Eslick, Regional President Roseville Bank of Commerce

Robert C. Oberg, Senior Vice President and Chief Risk Officer

Theodore Cumming, Senior Vice President and Chief Credit Officer

Strategic Role of Executive Compensation

The Board of Directors of Bank of Commerce Holdings strives to ensure that its compensation programs and practices are consistent with the strategic goals and objectives of the Company and maintain the Company’s high standards of good corporate governance. The Board of Directors has appointed the Executive Compensation Committee (“Compensation Committee”) to play a central role in formulating our compensation philosophy and programs and in making pay decisions for our named executive officers. The compensation programs include elements that are designed specifically for the executive officers, which includes the Chief Executive Officer (“CEO”), Chief Operating officer (“COO”), Chief Financial Officer (“CFO”) and the other executives named in the Summary Compensation Table.

The Company’s executive compensation philosophy and programs play an important role in achieving the objective of long-term growth in shareholder value. As a guiding principle, we design our compensation programs to reward our named executive officers for recent performance and to motivate them to achieve strong future performance for the Company and long-term value for our shareholders. All material executive compensation actions taken by the Compensation Committee are ratified by the full Board of Directors.

Impact of TARP Capital Purchase Program Regulations on Executive Compensation

In November 2008, the Company issued and sold $17.1 million of Preferred Stock to the U.S. Treasury, together with a warrant to purchase the Company’s common stock, as a voluntary participant in the CPP. On September 27, 2011, the Company redeemed all of the Series A Preferred Stock from the Treasury. During the portion of 2011 when the Series A Preferred Stock was still outstanding (i.e., from January 1, 2011 through September 27, 2011) (the “2011 CPP Period”), the Company was subject to the compensation and corporate governance standards and restrictions under legislation and related Treasury Department rules applicable to CPP participants (the “CPP Rules”). In accordance with the CPP Rules, we did not pay nor accrue any cash bonuses to our Chief Executive Officer in or for the 2011 CPP Period.

In keeping with our long-term Company goal and our efforts to increase shareholder value and align executive compensation with performance, the Compensation Committee has taken certain actions over the years including:

•

Developed the Company’s executive compensation philosophy of “pay for performance” that is competitive in the market place, while keeping compensation opportunities and payouts reasonable and not excessive;

•	Established performance-based awards in the Company’s Annual Cash Incentive Plan (“Cash Incentive Plan”);

•	Retained independent compensation consultants to advise on executive compensation issues and assist the Committee in developing appropriate programs;

•	Reviewed and approved industry specific Peer Group information for more thorough performance comparisons; and

•	Designed and updated a clearly defined competitive pay strategy aligning goals with shareholder value.

It is the responsibility of the Committee to:

•	Establish and semi-annually review and approve policies regarding executive compensation programs and practices;

•	Establish and administer annual and long-term incentive compensation plans for the named executive officers;

•	Recommend to the Board for its approval, and when appropriate, submission to the Company’s shareholders, incentive compensation plans and equity based plans;

•	Review and approve all executive officer employment, compensation and retirement agreements;

•	Recommend to the Board for its approval changes to executive officer compensation policies and programs; and

•	Exercise appropriate oversight regarding compliance with the provisions of the applicable governing laws and regulations.

Executive Compensation Objectives

To attract and retain talented management with proven skills and experience, the Company must offer a compensation program that compares favorably with those offered by other peer financial and non-financial companies with which we compete for a limited pool of highly qualified executive talent. To sustain our financial performance, the Company believes that we should closely link compensation to our long-term performance and, for those named executives responsible for business divisions, to the performance of their division.

Based on the Company’s philosophy to link compensation to Company, business, and individual performance, our compensation programs for our named executives are built upon three objectives:

1.	To compete favorably with our peers in attracting and retaining qualified individuals as named executives by offering competitive pay;

2.	To “pay for performance” by compensating our named executives based upon:

a)	The Company’s performance compared to peer group performance

b)	The Division performance for those named executives who manage divisions, and

3.	To align our named executives’ interest with our shareholders interest in increased share value by generally using stock awards for long-term compensation, so our executives benefit only if our stock price rises and our shareholders are similarly rewarded.

Executive Compensation Components

Named executive officer compensation for 2011 included the following elements:

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element

Base Salary	Core competence in the executive’s role relative to skills, years of experience and contributions to the Company.	Provides for fixed compensation based on competitive market salary levels.

Annual Cash Incentives	Contributions toward the Company’s achievement of specified profitability, growth, and credit quality.	Provides focus on meeting annual goals that lead to the long-term success of the Company; stresses annual performance-based cash incentive compensation; and motivates achievement of critical annual performance metrics.

Retirement Benefits

The Company’s employee benefit plans are available to eligible employees, including the executives; to reward long-term service to the Company, and include both tax-qualified and nonqualified retirement plans.

The Company offers a qualified 401(k) program that the executives are eligible to participate in.

The Salary Continuation Plans are nonqualified, noncontributory plans that provide the executives with retirement benefits.

Encourages retention of executives for the balance of his/her career.

Provides a tax-deferred retirement savings plan subject to IRS limitations on qualified plans

The Salary Continuation Plans make available retirement benefits for the executives commensurate with those available to comparable peer executive officers.

Health and Welfare Benefits	Executives participate in employee benefit plans generally available to all employees, including medical, health, life insurance, disability plans, and vacation and personal absence time.	These benefits are part of a broad-based, competitive total compensation program.

Additional Benefits and Perquisites	Active participation in business promotional activities on behalf of the Company.	Certain executives are provided an auto allowance to promote Company business in the Company’s market. Club memberships have been approved for certain executives for future implementation to promote the Company business.

Change in Control and Termination Benefits	The employment agreements provide severance benefits if an executive’s employment is terminated within two years after a change in control.	Change in control severance benefits are designed to retain the executives and provide continuity of management in the event of an actual or threatened change in control.

Overview of Compensation and Process

Base salaries are set for our named executive officers annually at the regularly scheduled meetings of the Compensation Committee between the months of December and April.

At this meeting, the Compensation Committee also reviews and recommends the Cash Incentive Plan award opportunities for the new fiscal year and recommends stock option awards for the Company’s named executive officers and certain other eligible employees.

It is the practice of the Compensation Committee to periodically review the history of all the elements of each named executive officer’s total compensation over previous years and compare the compensation of the named executive officers with that of the executive officers in an appropriate market place and industry “peer group.”

During 2011 the elements of compensation were compared for reasonableness to the 2011 Compensation and Benefits Benchmark Survey published by the California Bankers Association. Founded in 1891 the California Bankers Association (“CBA”) is one of the largest state banking trade associations in the country. Each year the CBA updates the survey based on industry needs. The survey provides base salary, incentive and commission compensation data for 125 job classifications, including directors’ compensation information, human resources practices, and comparative healthcare costs information and employee benefit summary statistics. The survey included 107 banks. It is the practice of the Compensation Committee to review the history of all the elements of each named executive officer’s total compensation over previous years and compare the compensation of the named executive officers with that of the executive officers in an appropriate market place and industry Peer Group. During 2008, an outside benefits consultant (AMALFI Consulting, LLC) was engaged to review our Company compensation plans, recommend changes to those plans with regard to best practices concerning the structure and implementation of those plans, and to provide the Compensation Committee with an appropriate Peer Group comparison report. As a result of the report, the 2008 Peer Group for compensation and performance purposes consisted of the following financial services companies:

Farmers & Merchants Bancorp, Heritage Commerce Corporation, Sierra Bancorp, Premier West Bancorp, Columbia Bancorp, North Valley Bancorp, Bank of Marin Bancorp, San Joaquin Bancorp, Bridge Capital Holdings, United Security Bancshares, Heritage Oaks Bancorp, First Northern Community Bancorp, FNB Bancorp, Community Valley Bancorp, American River Bank Shares, Epic Bancorp, Central Valley Community Bancorp, Plumas Bancorp, and Greater Sacramento Bancorp.

Compensation Objectives

In order to set competitive benchmarks for 2011 annual and long-term compensation for the named executive officers, the Compensation Committee reviewed data compiled by the California Bankers Association. This data presented Peer Group annual cash, long-term incentive, and total compensation amounts as reported in the 2010 annual survey for those companies’ named executive officers whose positions and responsibilities most closely match those of our named executive officers. For each executive position covered by this proxy statement, this compensation data was examined for the 25th, 50th and 75th percentile. The Compensation Committee used this information to help determine competitive benchmarks for the 2011 salary and annual cash incentive awards and long-term compensation awards for the named executive officers.

Typically, the Chief Executive Officer makes compensation recommendations to the Compensation Committee with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations. The Chairman of the Board then makes compensation recommendations to the Compensation Committee with respect to the Chief Executive Officer, who is absent from that portion of the meeting. The Compensation Committee may accept or adjust such recommendations.

Company and Division Performance

At the end of the fiscal year, the Compensation Committee reviews the Company’s and each division’s financial performance by comparing financial results to the Peer Group using the quantitative performance measures listed below (all or in part), as part of its evaluation of the Company’s annual performance and its determination of the annual incentive awards to our named executives:

•	Net income, EPS Growth;

•	Return on Average Assets;

•	Return on Average Equity;

•	Revenue Growth;

•	Core Deposit Growth;

•	Deposit Market Share Growth;

•	Loan Growth;

•	Classified Assets Ratio;

•	Efficiency Ratio; and

•	Investment Portfolio Performance.

Review of Executive Performance

The Compensation Committee reviews, on an annual basis, each compensation element for each named executive officer. The Compensation Committee takes into account the responsibilities and years of experience of each named executive officer in comparison to competitive salary levels. In addition to the Company financial goals, the Compensation Committee establishes individual objectives for our named executive officers. These objectives include individual financial performance goals, as well as compliance with Company policies on information security, regulatory compliance, risk management and team building, or other directives mandated by the Board of Directors.

The Compensation Committee may adjust or eliminate incentive compensation awards, regardless of achieving financial performance goals, if the Compensation Committee determines that a named executive officer has failed to comply with our Code of Ethics or policies on information security, regulatory compliance and risk management.

Named Executive Officer Compensation

The components to determine executive compensation are intended to work together to compensate the executive officer fairly for services, reward the executive officer based upon the Company’s overall performance and, depending on the position, their own performance during the year. In assessing the executive officer’s total rewards, the Committee reviews each component of an executive’s compensation and considers and evaluates pay mix, the competitive market, the value of total pay, benefits and perquisites. The Committee further takes into consideration the shareholder voting results on executive compensation, which indicated a high level of support.

Base Salary

It is the goal of the Compensation Committee to establish salary compensation for its named executive officers based on the Company’s operating performance relative to the comparable Peer Group over a three-year to five-year period, along with compensation recommendations from the Chief Executive Officer.

Base salary is generally established by an individual’s performance, competent and effective execution of strategic objectives, potential, level of responsibilities, promotions, other compensation targeting total cash compensation at or above the 50th percentile when performance goals are achieved and at a higher level (75th or above) when maximum performance results are achieved. In setting the base salaries of the executives for fiscal year 2011, the Compensation committee considered the Company’s level of success in its short and long-term goals in relation to:

•	Achievement of specific profitability, loan and deposit growth and asset quality targets

•	Performance results to Peer Group

•	Short and long-term strategic goals

•	Overall financial performance of the Company

Cash Incentive Compensation

The Company’s Annual Cash Incentive Plan (“Cash Incentive Plan”) provides the executives an opportunity to earn cash incentives based upon the achievement of specific Company-wide, and individual performance goals. The Cash Incentive Plan is designed to reward the Company’s executives for the achievement of short-term financial goals, including increases in performance against peer banks, the achievement of short-term and long-term strategic goals, and overall financial performance of the Company.

The Compensation Committee approves a target incentive payout as a percentage of the base salary earned during the incentive period for each executive. These targets are based on competitive practices for each comparable position. The incentive target percentage represents the Executive’s annual incentive opportunity, if the annual performance goals are achieved.

Although the Company was subject to the CPP Rules when 2011 target incentives were developed and thus it was unknown at that time whether any annual cash incentive could be paid or accrued to the Chief Executive Officer for any part of 2011, we developed targets covering all of the named executive officers as a means of driving and assessing their performance against critical goals and to provide a reference for the Committee to use in determining 2011 cash incentive awards, if any, in the event the Company redeemed the Series A Preferred Stock issued to Treasury during 2011, as was the case. In early 2012, the Committee determined to award a discretionary bonus to the Chief Executive Officer based on his and the Company’s 2011 performance against targets set in early 2011.

The table below reflects the maximum incentive compensation target as a percentage of base salary and the maximum amount that could be earned by each eligible named executive officer for 2011 under the Cash Incentive Plan. Because the Company could not accrue bonus compensation for Mr. Moty during the CPP Period under the CPP Rules, Mr. Moty bonus was a discretionary award, using the targets under the Cash Incentive Plan for 2011 as a reference.

Named Executive	Target Incentive Compensation (% of Base Salary)	Target Incentive Compensation ($ Amount)
Patrick J. Moty,, President & CEO	45%	$139,500
Linda J. Miles, Executive Vice President & COO	35%	73,500
Samuel D. Jimenez, Executive Vice President & CFO	35%	66,500
Randall S. Eslick, Regional President	35%	63,700
Robert Oberg, SVP & Chief Risk Officer	25%	43,000
Theodore Cumming, SVP & Chief Credit Officer	25%	41,250

The Cash Incentive Plan establishes a set of financial metrics which is intended to drive performance. Each metric has a weight within the Cash Incentive Plan and the sum of the weights equal 100%. These metrics include (i) net income and increased earnings per share; (ii) core deposit growth, essential to ensure the long-term growth which includes checking, savings and money market deposits; (iii) loan growth, which provides quality earnings for the Company and measures portfolio growth results; and (iv) classified asset ratio which measures the quality of loans within the portfolio, vital to the Company’s overall success and which also tracks the amount of classified or problem loans as a percentage of the Company’s equity capital.

Metrics	Weight of Each Metric
Net Income/ Increase in EPS	60%
Deposit Growth	10%
Loan Growth	10%
Asset Quality – Classified Ratio	20%

The amount of cash incentive award paid to each executive under the Cash Incentive Plan is adjusted based on how well the Company meets its budgeted goals. If the Company exceeds budgeted goals by 105% or greater, the maximum incentive is multiplied by 105%. If the Company meets budgeted goals the maximum incentive is multiplied by 100%. If the Company reaches 90% of budgeted goals the maximum incentive is multiplied by 90%. If the Company reaches 80% of budgeted goals the maximum incentive is multiplied by 80%. If budgeted goals fall below 80%, no incentive will be paid.

For 2011, the Company’s actual results compared to target are as follows:

Metric	Result
Net Income/ Increase in EPS	Met 80% of budgeted goal
Deposit Growth	Met 100% of core deposit growth goal
Loan Growth	Met 0% of loan growth goal
Asset Quality – Classified Ratio	Met 98% of classified ratio goal

Based on these results, the amounts earned by the eligible named executive officers under the Cash Incentive were as follows: Ms. Miles $55,125, Mr. Jimenez $49,875, Mr. Eslick, $47,775, Mr. Oberg $32,250 and Mr. Cumming $30,938. Based on these same results, Mr. Moty received a discretionary bonus of $104,625.

Use of Long-Term Compensation to Align the Interest of our Named Executives and Shareholders

The Company has historically maintained a stock option plan that provided for the grant of incentive stock options and non-qualified stock options to employees and in the case of directors, the grant of non-qualified stock options. The Compensation Committee believes that stock awards are the most effective form of equity-based compensation to reward our named executive officers for their contributions to the Company’s long-term performance. Because a primary interest of our shareholders is increased share value, stock awards which produce value as compensation only if the Company’s stock price increases most directly aligns our named executive officers’ interests with our shareholders’ interests to increase value over the long-term.

The Company’s current 2010 Equity Plan provides for the grant of incentive stock options, restricted stock and restricted stock units. At the 2012 Annual Meeting, shareholders are being asked to approve amending and restating the 2010 Equity Plan, to, among things, include authorizing the grant of non-qualified stock options and allow directors to participate in the plan. Further details regarding the proposed amendments to the 2010 Equity Plan are set forth below in the section entitled “Proposal No. 3 – Amending and Restating 2010 Equity Incentive Plan.”

Executive officers are eligible for discretionary incentive stock option awards based on a percentage of their base salary. Executive officers other than the Chief Executive Officer may be granted an incentive stock option to acquire shares of Common Stock within the range of 0% — 5% of base salary. The Chief Executive Officer may be granted an incentive stock option to acquire shares of Common Stock within the range of 0% — 6% of base salary.

Awards are granted at the discretion of the Compensation Committee. However, in granting awards to employees, other than grants to the Chief Executive Officer, the Compensation Committee consults with the Chief Executive Officer and then, in consideration of his recommendation, the Compensation Committee presents the Committee’s recommendation to the entire Board of Directors for approval. The Compensation Committee has discretion to choose whether to award a stock grant and decides on the actual level of the award in light of all relevant factors after completion of the applicable fiscal year. No awards were granted to our named executive officers in 2011.

Perquisites and Other Benefits

The Compensation Committee believes that offering certain perquisites helps in the operation of the business as well as assists the Company to recruit and retain key executives. The Company’s named executive officers may participate in the same benefit programs available to all employees. This includes health, life and disability insurance, participation in non-qualified 401(k) plans, and in some cases, automobile allowance and country club memberships to our executive management.

Post-Retirement Arrangements

The Company maintains a Supplemental Executive Retirement Plan (“SERP”) and has entered into employment agreements with its named executive officers which contain a change in control provision, providing for certain payments following the termination of employment. The payments under the SERP are fixed pursuant to individual Salary Continuation Agreements and do not depend on years of credited service. The Company makes contributions to segregated accounts for the executive under the individual Salary Continuation Agreements.

A discussion of the terms of the individual SERP, employment agreement and change in control agreements with each of the named executive officers is set forth under “Post Employment and Termination Benefits” set forth below.

In consulting with its benefit plan consultant (Clark Consulting), the Company determined that it would be more cost effective for the Company to acquire prepaid policies of insurance to fund these anticipated future obligations under the SERP rather than pay annual premiums. The Company, as a result of acquiring the prepaid policies, will have cash values in the policies in excess of the amount paid for those policies.

Commitment to Quality Governance

The Compensation Committee has adopted the following procedures intended to ensure quality governance of the Company’s “pay for performance” philosophy:

•	Only independent members of the Board of Directors may serve on the Compensation Committee;

•

The Compensation Committee meets on a regular basis as needed throughout the year. Generally the Compensation Committee will review year-to-date financial performance versus budget; year-to-date and multi year performance versus competitor group performance (Uniform Bank Performance Report); executive officer stock ownership levels; each executive officer’s target total compensation for the year; and other topics as appropriate;

•

At least once a year, the Compensation Committee reviews each executive officer’s total compensation package, including base salary, cash and stock incentive awards, qualified and non-qualified retirement and deferred compensation benefit packages and compares to the Peer Group;

•	The Committee utilizes independent compensation reports to assist in the analysis of compensation packages;

•

At least once a year, the Compensation Committee reviews and reassesses its charter and recommends any proposed changes to the Board of Directors for approval. The Compensation Committee also conducts an annual review of its own performance; and

•

The Compensation Committee reports on its meetings to the full Board of Directors. The independent members of the Board of Directors, after a review of the Company’s performance, ratify each year the total compensation awards for the named executive officers.

Summary Compensation Table

The following table sets forth certain summary information concerning compensation paid or accrued for the last three years to the Company’s named executive officers, and whose aggregate salary and bonus exceeded $100,000 in fiscal year 2011.

Name and Principal Position	Year	Salary ($) (1)	Bonus (2)	Stock Options ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($)	Total ($) (6)

Patrick J. Moty, President and Chief Executive Officer	2011	$310,000	$104,625	$0	$0	$44,194	$115,144	$573,963
	2010	305,000		0	0	34,826	97,209	437,035
	2009	250,865		0	0	21,967	92,616	365,448

Linda J. Miles, EVP and Chief Operating Officer	2011	210,000		0	55,125	91,378	106,139	462,642
	2010	206,000		0	0	81,275	88,989	376,264
	2009	206,000		0	70,000	62,189	81,500	419,689

Samuel D. Jimenez, EVP and Chief Financial Officer	2011	190,000		0	49,875	4,812	38,305	282,992
	2010	178,000		0	0	2,883	24,999	205,882
	2009	160,970		0	59,356	686	27,225	248,237

Randall S. Eslick Regional President of Roseville Bank of Commerce	2011	182,000		0	47,775	15,925	57,273	302,973
	2010	180,255		0	0	11,867	43,163	235,285
	2009	175,020		0	35,000	6,658	46,373	263,051

Robert C. Oberg, SVP and Chief Risk Officer	2011	172,000		0	32,250	253	21,884	226,387
	2010	172,000		0	0	0	3,895	175,895
	2009	120,654		7,487	30,000	0	640	158,781

Ted Cumming, SVP and Chief Credit Officer	2011	165,000		0	30,938	5,287	31,917	233,142
	2010	163,250		0	0	3,127	20,225	186,602
	2009	152,038		0	37,380	900	22,372	212,690

1)	Base salaries include 401(K) contributions made by the named executive officers of approximately $88,789 during 2011.
2)	Amount reflects a discretionary bonus paid to Mr. Moty for 2011 as discussed in Compensation Discussion and Analysis above.
3)	The value of the stock option award is computed based upon the grant date fair value, consistent with FASB ASC Topic 718. No options were granted during 2011 or 2010.
4)	Amount represents incentive compensation earned under the Company’s Cash Incentive Plan, the material terms of which are described in the section “Executive Compensation – Compensation Discussion and Analysis—Cash Incentive Compensation” and reflects bonus amounts in the year earned rather than in the year paid.
5)	Amount represents the interest paid by the Company on segregated accounts under the named executive officer’s SERP, the material terms of which are described below under “Post Employment and Termination Benefits.”
6)	Other Compensation includes perquisites, 401(k) and SERP contributions paid by the Company for the benefit of the named executive officer in the form of the SERP.

Perquisite expenses represent an automobile for business use or car allowance, and membership expenses in connection with the use of a private club for business purposes, particularly for the purpose of entertaining customers. The officers may have derived some personal benefit from the use of such automobiles and membership. Perquisite amounts paid but not otherwise disclosed did not exceed $10,000 to any named executive officer.

Amount shown for Mr. Moty in 2011 includes a perquisite benefit of $11,400, $15,000 in 401(k) plan contributions and $93,944 in contributions paid by the Company to Mr. Moty’s SERP.

Amount shown for Ms. Miles’ in 2011 includes $7,443 in 401(k) plan contributions and $95,228 in contributions paid by the Company to Ms. Miles’ SERP.

Amount shown for Mr. Jimenez in 2011 includes $8,323 in 401(k) plan contributions and $21,282 in contributions paid by the Company to Mr. Jimenez’s SERP.

Amount shown for Mr. Eslick in 2011 includes $7,480 in 401(k) plan contributions and $40,073 in contributions paid by the Company to Mr. Eslick’s SERP.

Amount shown for Mr. Oberg in 2011 includes $7,424 in 401(k) plan contributions and $10,560 in contributions paid by the Company to Mr. Oberg’s SERP.

Amount shown for Mr. Cumming in 2011 includes $6,927 in 401(k) plan contributions and $21,090in contributions paid by the Company to Mr. Cumming’s SERP.

Equity Incentive Plan

The Company has historically maintained a stock option plan that provided for the grant of incentive stock options and non-qualified stock options to employees and in the case of directors, the grant of non-qualified stock options. At the 2010 Annual meeting, shareholders approved the 2010 Equity Plan which provides for the grant of incentive stock options, restricted stock and restricted stock units. The 2010 Equity Plan has a term of ten years. All eligible employees may participate in the 2010 Equity Plan. As of December 31, 2011, 214,580 shares are subject to granted but unexercised stock options and 566,500 shares remain available for future grant. At the 2012 Annual Meeting, shareholders are being asked to approve amending and restating the 2010 Equity Plan, to, among things, include authorizing the grant of non-qualified stock options and allow directors to participate in the plan. Further details regarding the proposed amendments to the 2010 Equity Plan are set forth below in the section entitled “Proposal No. 3 – Amending and Restating 2010 Equity Incentive Plan.”

Outstanding Equity Awards at Fiscal Year End

The following table presents certain information concerning the outstanding stock awards held as of December 31, 2011 by each named executive officer of the Company.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Patrick J. Moty	1,800	0	$7.30	7/16/2012
Patrick J. Moty	3,900	0	10.60	6/15/2014

Linda J. Miles	6,000	0	6.75	1/1/2013
Linda J. Miles	6,000	0	10.60	6/15/2014

Samuel Jimenez	7,500	0	10.72	1/1/2013
Samuel Jimenez	2,100	1,400	6.50	10/14/2018

Randy Eslick	2,250	0	7.30	7/16/2012
Randy Eslick	4,500	0	10.60	6/15/2014
Randy Eslick	1,200	800	6.50	10/14/2018

Robert C. Oberg	2,400	1,600	5.00	04/21/2019

Ted Cumming	1,350	0	7.30	7/16/2012
Ted Cumming	4,500	0	10.60	6/15/2014
Ted Cumming	1,800	1,200	6.50	10/14/2018

Grants of Plan-Based Awards

The following table presents certain information with respect to non-equity incentive awards granted to the named executive officers in 2011 under the Company’s Cash Incentive Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
		Threshold ($)	Target ($)	Maximum ($)
Linda J. Miles	01/01/2011	55,125	73,500	77,175

Samuel D. Jimenez	01/01/2011	49,875	66,500	69,825

Randall S. Eslick	01/01/2011	47,775	63,700	66,885

Robert C. Oberg	01/01/2011	32,250	43,000	45,150

Ted Cumming	01/01/2011	30,938	41,250	43,312

Option Exercises and Stock Vested

No options were exercised and no stock awards vested during the fiscal year ended December 31, 2011.

Post Employment and Termination Benefits

The following is a discussion regarding the post-employment and termination arrangements currently in place for the named executive officers. The amounts are based on the maximum amounts that could be paid under these arrangements.

Supplemental Executive Retirement Plan. In April 2001, the Board of Directors approved the implementation of the Supplemental Executive Retirement Plan (“SERP”), and approved amending the SERP on December 31, 2006, September 30, 2007 and October 14, 2008. The SERP is a non-qualified executive benefit plan in which the Company agrees to pay the executive additional benefits in the future in return for continued satisfactory performance by the executive.

The terms and payments under the SERP are determined by individual Salary Continuation Agreements with the named executive officers and are not based on years of credited service. The Company makes contributions to segregated accounts for the benefit of the executives. Benefits under the SERP include income generally payable commencing upon a qualifying termination of employment, and a death benefit for the participants’ designated beneficiaries.

The Salary Continuation Agreements provide for five general classes of benefits for the executive officers, which benefits vest over a period of six (6) to nineteen (19) years, with credit for prior years’ service or as determined by the Chief Executive Officer and the Board of Directors:

1.	Normal Retirement Benefits. The normal retirement benefit is calculated to provide a target benefit of up to seventy-five percent (75%) of the executive’s compensation at the time of retirement (age 65) (61 in the case of Ms. Miles) or a lesser amount as determined by the Chief Executive Officer and the Board of Directors.

2.	Early Termination Benefit. The early termination benefit is the vested portion of the target retirement benefit.

3.	Disability Benefit. The disability benefit is a disability lump sum benefit specified in the agreement for the plan year immediately preceding the disability, payable only upon total disability as defined in the agreement.

4.	Death Benefit. The death benefit is an amount determined by a formula that takes into account the number of years of service and the anticipated compensation level at the age of retirement.

5.	Change of Control Benefit. In the event there is a change of control and in the event of diminution in salary or job duties, the Company shall pay to the executive as follows:

Executive officer’s fully vested present value benefit under the SERP payable at age 65 for the current plan year plus one times the executive officer’s current plan year compensation (except with respect to the Chief Executive Officer and Chief Operating Officer, which is two times plan year compensation); executive shall also receive health benefits for a period of one year.

Change in Control” means (i) a change in the ownership of the Company, (ii) a change in the effective control, or (iii) or a change in the ownership of a substantial portion of the assets of the Company. Notwithstanding anything to the contrary, the term “change in control” shall be interpreted in accordance with Section 409A.

Key-man life insurance policies were purchased as an investment to offset the Company’s contractual obligation to pay pre-retirement death benefits and to recover the Company’s cost of providing benefits. The executive is the insured under the policy, while the Company is the owner and beneficiary. The insured executive has no claim on the insurance policy, its cash value or the proceeds thereof. A termination resulting from a reason other than specific cause or change of control will be deemed an early retirement. In the event of an early retirement, the vested balance will be paid as a lump sum or over a period of five years at the option of the named executive. In the event of a change in control, the payment terms are fixed (see discussion above), and would be paid in addition to amounts owned under the executive’s employment agreement. In the event of a termination for cause, no payments will be made to the terminated executive.

The following table illustrates the approximate annual retirement income that may become payable to a named executive officer assuming benefits commence at age 65, and age 61 in the case of Ms. Miles. Mr. Moty’s and Ms. Miles’ benefits are payable over twenty years or life, at the option of the named executive. The benefits for Mr. Jimenez, Mr. Eslick, Mr. Oberg and Mr. Cumming are payable over a period of ten years.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)	Annual Retirement Benefit	Vested Balance at Last Fiscal Year
Patrick J. Moty	6	$532,655	$0	$150,000	$532,655
Linda J. Miles	11	1,052,637	0	125,000	1,052,637
Samuel D. Jimenez	3	63,912	0	100,000	63,912
Randall S. Eslick	6	195,606	0	100,000	195,606
Ted Cumming	3	68,977	0	50,000	68,977
Robert C. Oberg	1	10,814	0	75,000	10,814

Registrant Contributions to SERP

The retirement benefit is derived from accruals to a benefit account during the participant’s employment. At the end of the executive’s period of service, the aggregate amount accrued should equal the then present value of the benefits expected to be paid to the executive. The participant is entitled to all vested benefits in the case of termination without “cause”; however, if a participant voluntarily resigns prior to reaching normal retirement age, his or her retirement benefits are reduced by accrual amounts not yet funded. In the event there is a change of control and in the event of diminution in salary or job duties, the participant is entitled to the full retirement benefit.

The following table illustrates the registrant’s contributions, the aggregate earnings in the benefit account and the vested balance at the last fiscal year.

Name	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)	Vested Balance at Last Fiscal Year
Patrick J. Moty	$93,944	$44,194	$0	$532,655	$532,655
Linda J. Miles	95,228	91,378	0	1,052,637	1,052,637
Samuel D. Jimenez	21,282	4,812	0	63,912	63,912
Randall S. Eslick	40,073	15,924	0	195,606	195,606
Ted Cumming	21,090	5,287	0	68,977	68,977
Robert C. Oberg	10,560	253	0	10,814	10,814

Executive Employment Agreements

The Company has entered into separate Employment Agreements Messrs. Moty, Jimenez, Eslick, Oberg and Cumming and Ms. Miles. A summary of those agreements are set forth below.

Patrick J. Moty Employment Agreement. Mr. Moty serves as President and Chief Executive Officer of the Company and the Bank pursuant to an employment agreement entered into effective September 27, 2007. Mr. Moty’s employment agreement provides that if his employment is terminated for reasons specified in his agreement, then he will receive his then current total compensation, plus accrued profit sharing and vacation, for a period of six months and health insurance benefits for 12 months, or if terminated other than for those reasons, Mr. Moty will receive total compensation and health insurance benefits for 12 months. The employment agreement also provides that in connection with a change in control (as defined above) and Mr. Moty’s duties are diminished in any capacity, Mr. Moty is entitled to terminate the agreement and will be paid severance pay equal to two times his current total compensation package. In the event of termination other than a change in control, Mr. Moty is prohibited from soliciting the Bank’s clients for a period of one year.

Linda J. Miles Employment Agreement. Ms. Miles serves as Executive Vice President and Chief Operating Officer of the Company and the Bank pursuant to an employment agreement entered into effective January 1, 2011. The term of the employment agreement with Ms. Miles is a rolling three-year term that automatically renews for a one year term, subject to prior termination. The terms of Ms. Miles’ agreement are essentially identical to those of Mr. Moty’s. Ms. Miles’ agreement also provides that in connection with a change in control (as defined above) and her duties or pay are diminished in any capacity, she is entitled to terminate the agreement and will be paid severance pay equal to two times her current total compensation package and health benefits for 12 months. In the event of termination, other than a change in control, Mr. Miles is prohibited from soliciting the Bank’s clients for a period of one year.

Randall S. Eslick and Robert C. Oberg Employment Agreements The employment agreements with each of Mr. Eslick who serves as the Regional President of Roseville Bank of Commerce and Mr. Oberg who serves as Senior Vice President and Chief Risk Officer, effective October 14, 2008 and January 1, 2011, respectively, provide that in the event of termination for specified reasons, executive will receive only accrued salary calculated as of the date of his termination, plus accrued vacation, or if terminated other than for those specified reasons, 12 months total compensation. The employment agreements also provide that in connection with a change in control (as defined above) and the executives’ duties or pay are diminished in any capacity, the executive is entitled to terminate the agreement and will be paid severance pay equal to one times his current total compensation package and health benefits for 12 months. In the event of termination, other than a change in control, Mr. Eslick and Mr. Oberg are prohibited from soliciting the Bank’s clients for a period of one year.

Samuel D. Jimenez and Theodore Cumming Employment Agreements. The employment agreements with each of Mr. Jimenez who serves as the Executive Vice President and Chief Financial Officer and Mr. Cumming who serves as Senior Vice President and Chief Credit Officer, both effective October 14, 2008, provide that in the event of termination for specified reasons, executive will receive only accrued salary calculated as of the date of his termination, plus accrued vacation, or if terminated other than for those specified reasons, 12 months total compensation. The employment agreements also provide that in connection with a change in control (as defined above) and the executives’ duties or pay are diminished in any capacity, executive is entitled to terminate the agreement and will be paid severance pay equal to two (for Mr. Jimenez) or one (for Mr. Cumming) times his current salary, the average bonus over the prior three years, and health benefits for 12 months. In the event of termination, other than a change in control, Mr. Eslick and Mr. Oberg are prohibited from soliciting the Bank’s clients for a period of one year.

Potential Payments upon Termination or Change in Control

The following table shows the amounts that would have been payable to the named executive officers at December 31, 2011: (a) upon a change of control, and (b) as a result of termination other than termination arising from a change of control and in the event of diminution in salary or job duties, assuming in each case that the payments were made as a lump sum.

	Payments Upon a Change in Control		Termination Other Than Change in Control
Name	Payments under employment agreements ($)(1)	Supplemental Executive Retirement Plan Payments ($)(2)	Payments under employment agreements ($)(3)	Supplemental Executive Retirement Plan Payments ($)(4)
Patrick J. Moty	$1,147,926	$1,716,149	$573,963	$532,655
Linda J. Miles	925,284	1,383,299	462,642	1,052,637
Samuel D. Jimenez	565,984	846,146	282,992	63,912
Randall S. Eslick	302,973	905,889	302,973	195,606
Ted Cumming	233,142	697,095	233,142	68,977
Robert C. Oberg	226,387	676,897	226,387	10,814

1)	Represents severance pay for the Chief Executive Officer and Chief Operating Officer of two years of most recent total compensation package as of the date of such executive’s termination and change of control and severance pay for the other named executive officers of one year of most recent total compensation package as of the date of such executive’s termination.
2)	SERP payments are limited under IRS Section 280G to 2.99 times the average total compensation package.
3)	Represents the maximum amount that could be paid under the respective agreements for termination other than a change in control.
4)	Represents vested portion of SERPs.

Director Compensation

The following is a summary of the compensation earned by the non-employee members of the Company’s Board of Directors during the fiscal year ended December 31, 2011.

2011 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Change in pension value and nonqualified deferred compensation earnings ($)	Total ($)

Gary Burks	$16,500	$0	$16,500

Orin N. Bennett	29,300	8,429	37,729

Russell L. Duclos(1)	31,750	27,536	59,286

Joseph Gibson	18,650	1,547	20,197

Kenneth R. Gifford, Jr.	42,200	35,589	77,789

Jon Halfhide	16,450	5,734	22,184

David H. Scott	34,700	17,388	52,088

Lyle L. Tullis	19,750	14,940	34,690

(1)	Mr. Duclos retired from the Board effective December 31, 2011.

Annual Compensation

Compensation paid to non-employee directors consists of cash (in the form of a monthly retainer and meeting fees) and when authorized, equity (in the form of stock option grants). Directors may also participate in the Directors Deferred Compensation Plan.

The Compensation Committee is responsible for all matters related to directors’ compensation in connection with reviewing and establishing or recommending to the Board of Directors non-employee director compensation. Generally, the Compensation Committee will review the amount of director compensation at least annually. For purposes of establishing director compensation, the Compensation Committee evaluated directors’ compensation as compared to detailed public company information provided by Equilar®, a leading marketer for benchmarking executive compensation and a trusted data provider to NASDAQ. As a result of the benchmarking, our director compensation fell in the 53rd percentile.

A director who is an officer/employee of the Company or of a subsidiary is not compensated for his or her membership on the Board of Directors.

Monthly Retainer and Meeting Fees

Each independent director of the Company receives a $500 monthly retainer. Independent Directors are paid $800 for each Board of Directors meeting attended and $250 for each committee meeting attended. Committee chairpersons are paid an additional $50 per meeting. The Chairman of the Board is paid an additional $750 per month and the Chairman of the Audit Committee is paid an additional $375 per month.

Equity Compensation

Non-employee directors have historically been eligible to participate in the Company’s stock option plan and in the past, have received grants of non-qualified stock options. Directors have not received any option grants under the 2010 Equity Plan, or its predecessor plan, the 2008 Stock Option Plan. All option grants were made under the 1998 Stock Option Plan which allowed for the grant of non-qualified stock options to directors. The Compensation Committee believes that as part of director compensation, directors should have an opportunity to receive grants of equity awards. To that end, the Company is asking shareholders to approve amending and restating the 2010 Equity Plan to, among other things, provide for the grant of non-qualified stock options and authorize directors to participate in the 2010 Equity Plan, for which they are currently ineligible. A complete description of the proposed amendments to the 2010 Equity Plan is set forth below in the section entitled Proposal No. 3 – Amending and Restating 2010 Equity Incentive Plan.”

Directors Deferred Compensation Plan

The Directors’ Deferred Compensation Plan, adopted by the Board of Directors in 1993, is a non-qualified director benefit plan in which the eligible director voluntarily elects to defer some or all of his or her current fees in exchange for the Company’s promise to pay a deferred benefit. The deferred fees are credited with interest under the plan and the accrued liability is paid to the director at retirement. The current interest rate on the plan is ten percent. As a non-qualified plan, the plan is only available to independent directors without regard to nondiscrimination requirements of qualified plans. The account is segregated from other assets owned by the Bank, only by way of its identification on the books of the Bank as a liability of the Bank to the Director. The account is subject to claims of general creditors of the Bank and the account shall be a general unsecured creditor of the Bank.

No deferred compensation shall be payable to a director until the death, disability, resignation, retirement or removal from office of such director. Whereupon all such compensation, together with interest thereon shall be provided to such director, or his beneficiary within thirty (30) days from the date of death, disability, retirement or resignation. If the director has designated an optional installment payment method, the first installment shall be paid after six months of his or her normal retirement date.

Upon the death of a director, while serving in such capacity, distribution of compensation deferred together with interest shall be made in one lump sum to his or her designated beneficiary. Upon the death of a director who had previously retired and had elected an installment method of distribution, all sums remaining undistributed shall be paid in one lump sum to his or her designated beneficiary.

Deferred compensation by reason of the resignation or retirement, may at the option of the director, be payable in approximately equal monthly installments over a period not to exceed fifteen (15) years, provided however, that on any such installment method of distribution, interest shall continue to be credited on the undistributed sums.

As of December 31, 2011 the Company’s accrued obligations under the Directors Deferred Compensation Plan were $3,095,164.

Report of the Executive Compensation Committee on Executive Compensation

The Executive Compensation Committee of the Board of Directors makes the following report which, notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The Executive Compensation Committee of the Board (the “Committee”) met and discussed with management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K, and based on that review and discussion, the Committee recommended to the Board that the CD&A be included as part of this Proxy Statement and the 2011 Annual 10-K Report.

As a participant in the U.S. Treasury’s Capital Purchase Program under TARP, the Company was subject to certain restrictions on compensation and corporate governance requirements during the time when the preferred stock issued to Treasury was outstanding (the “CPP Period”). The Company redeemed the preferred stock, and the CPP Period ended on September 27, 2011. Pursuant to the requirements of Sections 111(b)(3) (A), 111(b)(3)(E), 111(b)(3)(F) and 111(c) of the Emergency Economic Stabilization Act of 2008, and 31 CFR Part 30.4, the Committee hereby certifies that, during the CPP Period:

1.	It reviewed with the Company’s senior risk officers the “senior executive officer” (“SEO”) compensation plans and made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

2.	It reviewed with the Company’s senior risk officers the Company’s employee compensation plans and made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

3.	It reviewed the Company’s employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

In addition, the Committee determined that no general employee compensation plan links the potential for any material payout to the Company’s reported earnings, and so no such plan can reasonably be viewed as encouraging the manipulation of reported earnings to enhance the compensation of any employee.

Members of the Compensation Committee

Jon Halfhide, Chairman

Orin Bennett

Gary Burks

Kenneth R. Gifford, Jr.

REPORT OF THE AUDIT AND QUALIFIED LEGAL COMPLIANCE COMMITTEE

The Audit and Qualified Legal Compliance Committee (“Audit Committee”) of the Board of Directors makes the following report, which notwithstanding anything to the contrary set forth in any of Bank of Commerce Holdings’ filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The Audit Committee consists of the directors listed below. The Board has determined that the membership of the Audit Committee meets the independence requirements as defined under the NASDAQ listing standards and SEC rules.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee is responsible for overseeing the Company’s financial reporting processes on behalf of the Board. With respect to fiscal 2011 the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles;

(2)	discussed with the independent accountants the matters required to be discussed by SAS 61 (Communication with Audit Committees);

(3)	received from Moss Adams the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with Moss Adams that firm’s independence;

(4)	discussed with the Company’s internal and independent accountants the overall scope and plans for their respective audits;

(5)	met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting; and

Based on the review and discussions referred to in items (1) through (5) above, the Audit Committee has recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

All above fees paid to Moss Adams, LLP during 2011 were pre-approved by the Audit Committee.

Respectfully submitted by the members of the Audit and Qualified Legal Compliance Committee,

David H. Scott, CPA	Chairman Audit and Qualified Legal Compliance Committee
Russell L. Duclos
Kenneth R. Gifford, Jr.
Lyle L. Tullis
Jon Halfhide, CPA
Kenneth R. Gifford, Jr.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees charged to the Company by Moss Adams LLP, for audit services rendered in connection with the audited consolidated financial statements and reports for the 2011 and 2010 fiscal years and for other services rendered during the 2011 and 2010 fiscal years.

Fee Category	Fiscal 2011	% of Total	Fiscal 2010	% of Total

Audit Fees	$205,223	100.0%	$180,995	100.0%

Audit-Related Fees	0	0%	0	0%

Tax Fees	0	0%	0	0%

All Other Fees	0	0%	0	0%

Total Fees	$205,223	100.0%	$180,995	100.0%

Audit Fees. Consists of fees billed to the Company for professional services rendered by Moss Adams in connection with the audit of our financial statements included in the Company’s 10-K’s, review of financial statements included in the Company’s Form 10-Q’s.

Audit-Related Fees. Moss Adams did not render any professional services for other audit related services, such as information technology services relating to financial information systems design and implementation.

Tax Fees. Tax fees paid in 2011 of $11,500 consists of preparation of income tax returns and tax planning services provided by Brown, Fink, Boyce and Astle for fiscal year 2011. Moss Adams did not render any professional services for tax compliance, tax advice, or tax planning during 2011.

All Other Fees. There were no other fees billed by Moss Adams in the fiscal year 2011.

In considering the nature of the services provided by Moss Adams, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Moss Adams and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement Sarbanes-Oxley, as well as the American Institute of Certified Public Accountants.

In discharging its oversight responsibility with respect to the audit process, the Audit Committee of the Board of Directors obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No.1, “Independence Discussions with Audit Committees”, discussed with the accountants any relationships that may impact their objectivity and independence and satisfied itself as to the accountants’ independence. The Committee also discussed with management and the independent accountants the quality and adequacy of Bank of Commerce Holdings’ internal controls and the outsourced audit functions, responsibilities, budgeting and staffing. The Committee reviewed with the independent accountants their audit plans, audit scope and identification of audit risks.

Audit Committee Pre-approval of Audit and Permissible Non-Audit Services of Independent Auditors

Under the audit committee’s pre-approval policies and procedures, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm. The audit committee may pre-approve a list of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the audit committee.

This list of services includes: audit services, audit-related services, tax services and all other services. The audit committee sets pre-approved fee levels for each of these listed services. Any type of service that is not included on the list of pre-approved services must be specifically approved by the audit committee. Any proposed service that will fall outside of the pre-approved fee levels will also require specific pre-approval by the audit committee.

SHAREHOLDER PROPOSALS RECOMMENDED BY

THE BOARD OF DIRECTORS

PROPOSAL NO. 1

Election of Directors

In accordance with the Company’s articles and bylaws, the Board of Directors has set the number of directors for election to the Board at the 2012 Annual Meeting at eight and has nominated the persons identified in the section entitled “Information About Executive Officers and Directors – Directors of the Company” on page 5, for election at the Annual Meeting. If you elect the nominees presented, they will hold office until the election of their successors at the Annual Meeting in 2013 or until their earlier resignation.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternatives. The Board of Directors has no reason to believe that its nominees would prove unable to serve if elected.

The Board of Directors recommends a vote FOR the election of each of the nominees for director.

PROPOSAL NO. 2

Advisory (Non-Binding) Resolution on Executive Compensation

As a required by the guidance provided by the SEC, the Company submits to the shareholders a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in this proxy statement.”

This vote shall not be binding on the Board of Directors and will not be construed as overruling a decision by the board nor create or imply any additional fiduciary duty by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting. On this matter, abstentions will have no effect on the voting.

The Board of Directors recommends a vote FOR the adoption of the non-binding advisory resolution approving the compensation of the named executives.

PROPOSAL NO. 3

Amendments to 2010 Equity Incentive Plan

General

The Company has historically maintained a stock plan for the benefit of our employees and, in certain cases, our directors. Our original stock plan, the 1998 Stock Option Plan (“1998 Plan”), provided for the grant of incentive stock options and non-qualified stock options. Employees, directors and independent contractors or advisors were eligible to participate in the 1998 Plan. Stock plans generally expire after ten years, and in 2007, the shareholders approved the 2008 Stock Option Plan (“2008 Plan”) which replaced the 1998 Plan. The 2008 Plan provided only for the grant of incentive stock options and only employees could participate in the 2008 Plan.

Due in part to amendments in financial accounting standards that changed how certain awards were treated in company financial statements, and to provide the opportunity of granting alternative types of awards, the Compensation Committee, together with the Board of Directors, proposed amending and restating the 2008 Plan to provide for the grant of restricted stock and restricted units. These amendments are reflected in the 2010 Equity Plan, which was approved by the shareholders at the 2010 Annual Meeting. The Compensation Committee has determined it appropriate to include non-qualified stock options as an award available for grant under the 2010 Equity Plan, and to allow directors to qualify as participants in the 2010 Equity Plan.

To that end, the Board, at the recommendation of the Compensation Committee, is requesting shareholders approve amending and restating the 2010 Equity Plan to (i) authorize the grant of non-qualified stock options; (ii) allow directors to participate in the 2010 Equity Plan; and (iii) make certain other conforming changes to reflect changes in the law and to eliminate the provision restricting executive compensation imposed by the U.S. Treasury pursuant to the Company’s participation in the CPP. As previously noted, the Company redeemed the preferred stock issued to Treasury under the CPP on September 27, 2011, and is no longer subject to those restrictions.

The material features of the 2010 Equity Plan and a discussion of the proposed amendments are summarized below. If shareholders approve amending the 2010 Equity Plan, the plan will be known as the “Amended and Restated 2010 Equity Incentive Plan.”

Proposed Amendments

If the amendments are approved by the shareholders, the 2010 Equity Plan will:

•	allow for the grant of non-qualified stock options (the terms of which are discussed below);

•	allow non-employee directors to participate in the plan (currently, only officer-directors qualify to participate in the plan);

•	make certain conforming amendments to conform with changes in the law; and

•	eliminate the restrictive provision relating to executive compensation that was imposed by CPP.

Material Terms of the 2010 Equity Plan

The 2010 Equity Plan currently provides for the award of up to 572,500 shares of Common Stock in the form of incentive stock options, restricted stock and restricted stock units to eligible employees, however only 250,000 shares may be subject to restricted stock or restricted stock units. If the amendments are approved by the shareholders, the 2010 Equity Plan will also provide for the grant of non-qualified stock options and allow for directors to participate in the plan.

The 2010 Equity Plan is administered by the Compensation Committee or the full Board. It has a term of ten years but may be terminated at any time by the Board. No award may have a term longer than ten years. Any shares subject to an award that are forfeited will be returned and made available for further grant under the 2010 Equity Plan.

Stock Options. If shareholders approve the amendments presented at the 2012 Annual Meeting, options granted under the 2010 Equity Plan may include incentive stock options intended to meet the requirements of an “incentive stock option” as defined in Section 422 of the Internal Revenue Code and “non-qualified options.”

The option price for each option granted under the 2011 Equity Plan is determined by the Compensation Committee, but may not be less than 100% of the fair market value on the date of grant. “Fair market value” means the closing sale price of the Company’s Common Stock as reported on the applicable stock exchange or quotation system, or, if no sale price is reported, the closing bid price on that date. Stock options may not be repriced or repurchased for cash or exchanged for other securities at a time when the exercise price exceeds the fair market value of Company Common Stock without prior shareholder approval. The exercise price for shares purchased upon the exercise of an option must be paid in cash or such other consideration, including already owned shares of Company Common Stock, acceptable to the Compensation Committee.

The terms of options granted to employees will be fixed by the Compensation Committee. No incentive stock option will be exercisable after 10 years from the date of grant. Each option is subject to a vesting schedule determined by the Compensation Committee. Directors are not eligible to receive incentive stock options. The 2011 Equity Plan sets forth various expiration dates in the event of the termination of service by an optionee.

Restricted Stock Awards. A restricted stock award means a share of Common Stock issued to an employee or director that is subject to restrictions and conditions. The restricted stock award is evidenced by a written agreement that contains terms and conditions consistent with those of the 2011 Equity Plan. No cash or other consideration need be paid for shares of Common Stock subject to an award, other than in the form of services performed under terms and conditions determined by the Committee. Certificates representing the award may be held in escrow. Shares of Common Stock that are part of an award will vest upon satisfying conditions determined by the Committee, including, for example, completing a specified number of years of service or attaining performance goals. Any portion of an award that is not vested because the specified objectives were not attained is forfeited. An employee or director holding a restricted stock award (both vested and unvested) will have the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the shares subject to the award.

Restricted Stock Unit. A restricted stock unit means the right to receive Common Stock or a payment in cash in an amount equal to the fair market value of such Common Stock on the date of exercise. A restricted stock unit is evidenced by a written agreement that contains terms and conditions consistent with those of the 2011 Equity Plan. No cash or other consideration need be paid for shares of Common Stock subject to an award, other than in the form of services performed under terms and conditions determined by the Committee. An employee or director holding a restricted stock unit will have none of the rights of a shareholder until such time as shares, if any, are actually issued. Any portion of an award that is not vested because the specified objectives were not attained is forfeited.

Tax Consequences

Incentive Stock Options. Holders of incentive stock options incur no federal income tax (other than potential alternative minimum tax) on the grant or exercise of such options. When stock received upon exercise of an incentive stock option is sold at a gain, the holder incurs tax at capital gain rates, provided the stock is treated in its hands as a capital asset. The Company will generally not be entitled to a deduction for any amount relating to stock issued under an incentive stock option. The exercise price of incentive stock options may be no less than the fair market value of the Company’s Common Stock at the time of grant.

Although there is no limit on the aggregate fair market value of stock that can be subject to an incentive stock option, to the extent the fair market value of stock (measured at the date of grant) with respect to which the option becomes exercisable for the first time during a calendar year exceeds $100,000, then the option shall be treated as a nonqualified stock option to the extent of the excess. For example, if an option that otherwise qualifies as an incentive stock option is granted in the current calendar year to acquire 20,000 shares at an exercise price of $10 per share (the fair market value of the stock at the time the option is granted) and the option can be exercised to acquire all 20,000 shares in the current calendar year, then the option will be treated as an incentive stock option with respect to 10,000 shares and a nonqualified stock option with respect to the remaining 10,000 shares. On the other hand, if the option is granted in the current calendar year, but it provides that it can be exercised to acquire 10,000 shares in the current calendar year and 10,000 shares in the following calendar year, then the option will be treated as an incentive stock option with respect to all 20,000 shares, even if the grantee chooses to not exercise any part of the option in the current calendar year and instead waits until the following calendar year to exercise the option to acquire 20,000 shares.

Nonqualified Stock Options. The holder of a nonqualified stock option recognizes income subject to federal income tax on the date of exercise of such option. The holder is taxed on the excess of (i) the fair market value of the stock (measured on the date of exercise) acquired upon exercise of the option over (ii) the option exercise price. The income is taxable at ordinary income rates and the Company is entitled to a deduction for the amount included by the holder in income. The exercise price of nonqualified options granted under the 2010 Equity Plan may be no less than the fair market value of the Company’s Common Stock at the time of grant.

Restricted Stock Awards. A grantee of restricted stock will generally not be subject to federal income tax with respect to the stock at the time of grant if the stock is subject to a substantial risk of forfeiture. Instead, the grantee is subject to federal income tax with respect to such stock in the taxable year in which the stock is transferable or is no longer subject to such substantial risk of forfeiture, whichever is applicable. The amount that the grantee must include in gross income with respect to the restricted stock is the excess of the fair market value of the stock at the time it is transferable or no longer subject to a substantial risk of forfeiture, whichever is applicable, over the amount (if any) that was paid for the stock. In lieu of the foregoing, a grantee of restricted stock can make a special election under Section 83(b) of the U.S. Internal Revenue Code to include in gross income, for the taxable year in which the stock is granted, the excess of the fair market value of the stock at the time of grant over the amount (if any) paid for the stock. The Company is entitled to a deduction for the amount included by the grantee in income.

Restricted Stock Units. The grant of a restricted stock unit will result in no income to the grantee or deduction for the Company until such time as payments are actually made to the grantee under the restricted stock unit. At the time the Company makes such payment, the grantee will recognize ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares, if any, plus cash transferred to the grantee. Income tax withholding would be required.

The Board of Directors recommends a vote FOR the adoption of the Amended and Restated 2010 Equity Plan, a copy of which is attached as Appendix A to the Proxy Statement.

OTHER BUSINESS

Proposals by shareholders to transact business at the Company’s 2013 Annual Meeting must be delivered to the Company at its principal administrative office located at 1951 Churn Creek Road, Redding, California, no later than December 24, 2012, in order to be considered for inclusion in our Proxy Statement and proxy card. Such proposals will also need to comply with the SEC’s regulations regarding the inclusion of shareholder proposals in the Company’s sponsored proxy materials.

Notice of any business item proposed to be brought from the floor before an annual meeting by a shareholder, including the nomination of directors, must be received by the Secretary of the Company no earlier than February 15, 2013, and no later than March 10, 2013 and must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and certain information regarding the proposal. If the Company does not receive timely notice, such proposal will not be considered a business item at the annual meeting. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. If the Chairman of the meeting acknowledges the nomination of a person not made in compliance with the foregoing procedures, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when the nomination is made at the meeting.

Shareholders may contact an individual director, the Board of Directors as a group, or a specified committee or group, at the Company’s headquarters address. Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication.

The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company. The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies. Whether or not you intend to be present at the Annual Meeting, we request you to return your signed proxy promptly.

By Order of the Board of Directors

/s/ David H. Scott
David H. Scott
Corporate Secretary

Redding, California

April 06, 2012

Appendix A

BANK OF COMMERCE HOLDINGS

AMENDED AND RESTATED

2010 EQUITY INCENTIVE PLAN

Recitals

A.	Bank of Commerce Holdings originally adopted the “2008 Stock Option Plan” in May of 2007. That plan was amended and restated, and was renamed the “2010 Equity Incentive Plan” in May of 2010.

B.	Bank of Commerce Holdings now wishes to further amend the 2010 Equity Plan and to restate the plan, as so amended, in its entirety as provided herein.

Plan

1.	Purpose of the Plan

The purposes of the Plan are (a) to attract and retain the most talented employees and directors available, and (b) to promote the growth and success of the Company by aligning the long-term interests of employees and directors with those of the shareholders by providing an opportunity to acquire an interest in the Company and by providing both rewards for exceptional performance and long term incentives for future contributions to the success of the Company and its subsidiaries.

2.	Definitions

As used herein, the following definitions shall apply:

a. “Award” means an award under this Plan of an Option, Restricted Stock or Restricted Stock Unit.

b. “Award Agreement” means a written agreement entered into by and between each Grantee and Company setting forth terms and conditions relating to an Award granted to such Grantee. The agreement shall take such form, and contain such terms and conditions, as shall be determined from time to time by the Committee in its sole discretion.

c. “Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

d. “Board” means the board of directors of Company.

e. “Cause” means any of the following: (i) dishonesty in performing one’s duties to Company or a Subsidiary, (ii) willful misconduct, or a willful failure to act, with the intent of injuring, or having the effect of injuring, the reputation, business or business relationships of Company or a Subsidiary, or any of their officers, directors or employees; (iii) conviction of a felony or of any crime involving moral turpitude or that reflects unfavorably on Company or a Subsidiary; (iv) willful or prolonged absence from work or failure for any reason to perform duties as an Employee or Director, unless excused by Company or a Subsidiary, whichever is the entity for which services are performed; and (v) breach of any material terms of an employment or service agreement with Company or a Subsidiary, including an Award Agreement.

f. “Change in Control” means the first day that any one or more of the following conditions shall have been satisfied:

(i) the sale, liquidation or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions;

(ii) an acquisition (other than directly from the Company) of any outstanding voting securities by any person after which such person (as the term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) has Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding voting securities of the Company, other than as the result of a Board approved transaction;

(iii) during any 12-consecutive month period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided however that except as set forth in this Section 2(f)(iii), an individual who becomes a member of the Board subsequent to the beginning of the 12-month period, shall be deemed to have satisfied such 12-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of or with the approval of at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

(iv) a merger, consolidation or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation or reorganization own directly or indirectly immediately following such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization.

g. “Code” means the Internal Revenue Code of 1986, as amended.

h. “Common Stock” means the no par value common stock of the Company.

i. “Committee” has the meaning given such term in Section 4.a.

j. “Company” means Bank of Commerce Holdings, a California corporation.

k. “Director” means a person elected or appointed as a member of the Board or the board of directors of a Subsidiary.

l. “Disability” has the meaning given to such term in Code Section 22(e)(3).

m. “Employee” means a person employed by Company or a Subsidiary.

n. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

o. “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid price, if no sales were reported) as quoted on such exchange or system for such date (or, if such pricing information is not published for such date, the last date prior to such date for which pricing information is published), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(ii) If the Common Stock is regularly quoted by recognized securities dealers but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for such stock on such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and by taking into account such criteria and information as is required to comply with Code Section 409A.

p. “Grantee” means a person who has been granted an Award.

q. “Incentive Stock Option” means an Option that qualifies as an “incentive stock option,” as that term is defined in Code Section 422.

r. “Nonqualified Stock Option” means an Option, other than an Incentive Stock Option.

s. “Option” means a right granted under the Plan to purchase Common Stock. Options granted under this Plan may be either Incentive Stock Options or Nonqualified Stock Options; and the term means either or both an Incentive Stock Option and/or a Nonqualified Stock Option, as the context requires. Each Award Agreement shall state whether an Option subject to the agreement is an Incentive Stock Option or a Nonqualified Stock Option.

t. “Plan” means this Bank of Commerce Holdings Amended and Restated 2010 Equity Incentive Plan, as it may be amended from time to time.

u. “Restricted Stock” means a share of Common Stock, issued under the Plan that is subject to such restrictions and conditions as are set forth in the Plan and the related Award Agreement.

v. “Restricted Stock Unit” means a right granted under the Plan to receive a payment in cash or Common Stock, as determined by the Committee, of an amount equal to the Fair Market Value, on the date of exercise of the right, of one share of Common Stock per Restricted Stock Unit. Such Fair Market Value shall not be increased or otherwise adjusted because of dividends or other distributions paid at any time on or with respect to shares of Common Stock.

w. “SEC” means the U.S. Securities and Exchange Commission.

x. “Shareholder-Employee” means an Employee who owns, at the time an Incentive Stock Option is granted, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of Company or a Subsidiary. For this purpose, the attribution of stock ownership rules of Code Section 424(d) shall apply.

y. “Subsidiary” means, (i) in the case of an Incentive Stock Option, a corporation having a relationship with Company described in Code Section 424(f), and (ii) in the case of any other type of Award, a corporation with which Company is considered a single employer under Code Section 414(b).

z. “Vest” means that the Grantee has satisfied all conditions precedent imposed by the Plan and the related Award Agreement to his or her right to exercise an Option, to hold Restricted Stock free of any obligation to forfeit or retransfer the same to Company or to receive payments under a Restricted Stock Unit.

3.	Stock Subject to Plan

a. General. Subject to the adjustments provided in Section 17, the maximum number of shares of Common Stock that may be subject to Awards of all types shall be five hundred seventy-two thousand five hundred (572,500). For purposes of the foregoing sentence, shares of Common Stock that are or were made subject to an Award of Restricted Stock or Restricted Stock Units that will or may be settled in stock shall be counted against such number, unless and until the Grantee has forfeited rights in such Award by failing to satisfy any condition to Vesting. The aggregate number of shares of Common Stock that may be issued under Incentive Stock Options shall equal the maximum number of shares of Common Stock that may be subject to Awards, as described in the first sentence of this Section 3.a, reduced by the number of shares of Common Stock that have been made subject to other types of Awards.

b. Unused Shares. If any shares of Common Stock subject to an Award are not issued (for example, because the Award is forfeited or cancelled, or the Award is settled in cash, or a portion of the Award is used to satisfy applicable tax withholding obligations), then such shares shall again be available to be made subject to Awards under the Plan.

4.	Administration of the Plan

a. The Committee. The power and authority to administer the Plan is vested in a committee (the “Committee”) in accordance with this Section 4. The Committee shall be selected by the Board and shall consist of at least three directors, each of whom shall satisfy applicable independence criteria of the stock exchange or quotation system on which the Common Stock may then be listed or quoted, be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and be an “outside director” within the meaning of Code Section 162(m). If the Committee does not exist or the Board, for any reason determined by it desires to directly administer the Plan, then the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Once appointed, the Committee shall continue to serve until otherwise directed by the Board.

b. Delegation of Responsibilities. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange or quotation system, the Committee may delegate all or some of its power and authority to administer the Plan to one or more of its members, or to any other person or persons selected by it. The Committee may revoke such delegation at any time.

c. Reports. At least annually, the Committee shall present a written report to the Board setting forth the following information relating to Awards granted since the date of the last such report: the date or dates of each such Award; the type of each such Award; the number of shares subject to each such Award; and the exercise price for, and Fair Market Value on the date of grant of, shares of Common Stock subject to Awards.

d. Powers of the Committee. Subject to the terms and conditions explicitly set forth in the Plan, the Committee shall have the authority and discretion to do the following:

(1) determine the persons to whom Awards are to be granted, the times of grant, and the number of shares subject to each Award;

(2) subject to the terms of this Plan, determine the exercise price for shares of Common Stock to be issued pursuant to the exercise of an Option; the purchase price, if any, of Restricted Stock; and the Fair Market Value of Common Stock used to determine the amount required to be paid under a Restricted Stock Unit;

(3) determine all other terms and conditions (which need not be identical between or among Grantees) of each Award;

(4) modify or amend the terms of any Award previously granted, or grant substitute Options, subject to the provisions of Section 20;

(5) cancel or suspend Awards, subject to the restrictions imposed by Section 20;

(6) interpret the Plan;

(7) authorize any person or persons to execute and deliver Award Agreements, or to take any other actions deemed by the Committee to be necessary or appropriate, to effectuate the grant of Awards;

(8) waive any conditions to Vesting; and

(9) make all other determinations, and take all other actions that the Committee deems necessary or appropriate, to administer the Plan in accordance with its terms and conditions.

All decisions, determinations and interpretations of the Committee relating to the Plan and Awards shall be final and binding upon all persons, including all Grantees and any other persons interested in any Awards, unless otherwise expressly determined by a vote of a majority of the entire Board. No member of the Committee or the Board shall be liable to any person for any action or determination made in good faith with respect to the Plan or any Awards.

e. Section 16(b) Compliance and Bifurcation of Plan. It is the intention of Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, and the Plan shall be construed in favor of its so complying. If any Plan provision is determined to not comply with such Rule 16b-3, the provision shall be deemed null and void. Notwithstanding any contrary provisions of the Plan, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to participants who are officers and directors subject to Section 16(b) of the Exchange Act, without so restricting, limiting, or conditioning the use of such provision of the Plan with respect to other participants.

5.	Eligibility

All Employees and Directors are eligible to be selected to be granted an Award. Notwithstanding any contrary provisions of this Plan, a Director who is not also an Employee may not be selected to be granted an Incentive Stock Option.

6.	Granting of Awards

a. General. Only Employees and Directors selected by the Committee, in its sole discretion, shall be granted Awards. An Award may consist solely of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units or any combination of the foregoing. All Awards are subject to the terms and conditions of the Plan.

b. Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms and conditions of the Award. A person who is granted an Award shall have no rights under the Award unless and until such person duly executes and delivers to Company an Award Agreement. An Award shall expire, and the Company shall have no further obligations with respect thereto, if the person does not so execute and deliver an Award Agreement within any period of time prescribed by the Company.

c. Consideration. The Committee shall determine the form and amount, if any, of consideration required to be paid by a Grantee with respect to an Award. Such consideration may take the form of cash, property, shares of Common Stock or services.

d. Arrangements to Cancel Restricted Stock. Company may make such arrangements as it deems necessary or appropriate to hold shares of Restricted Stock in escrow until Grantee satisfies all conditions to Vesting and to automatically cancel such shares if Grantee fails to satisfy such conditions.

7.	Performance-Based Compensation.

a. General. Any Award that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of an Award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m).

b. Maximum of Awards. The maximum number of Shares with respect to which Awards may be granted in a calendar year to any individual employee is the maximum number of Shares that may be made subject to Awards, as described in the first sentence of Section 3, reduced by the number of Shares with respect to which Awards have previously been made to all Grantees.

c. Performance Measures. Performance measures may be based on any one or more of the following: earnings; financial return ratios; increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; assets, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, deposits or assets; interest sensitivity gap levels, regulatory compliance, improvement of financial rating, gross premiums written, net premiums written, premiums earned, losses and loss expenses, underwriting and administrative expenses, achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan.

d. Partial Achievement. The terms of an Award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement.

e. Adjustments. In certain circumstances the Committee may adjust performance measures; provided, however, that no adjustment may be made with respect to an Award that is intended to be performance-based compensation, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Grantee is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Grantee in an amount determined by the Committee.

8.	Vesting of Awards

The Committee may impose any terms and conditions on the Vesting of an Award that it determines to be appropriate, including requiring the Grantee to continue to provide services as an Employee or Director for a specified period of time or to meet performance goals established by the Committee. Such terms and conditions shall be set forth in an Award Agreement.

9.	Exercise and Settlement of Awards

a. Options. Grantee shall pay the full exercise price for shares of Common Stock purchased under an Option, at the time the Option is exercised, in cash or other consideration of comparable value deemed acceptable by the Committee (including by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee and valued at Fair Market Value as of the date of exercise), or in any combination thereof, as determined by the Committee. The Committee may permit a Grantee to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a portion of the shares of Common Stock sufficient to pay the exercise price) acquired upon exercise of the Option and remit to Company the sale proceeds therefrom sufficient to pay the entire exercise price and any tax withholding resulting from such exercise.

b. Restricted Stock. Company shall take such actions as it determines to be reasonably necessary to release Restricted Stock from forfeiture restrictions as soon as practicable after the Restricted Stock Vests.

c. Restricted Stock Units. Company shall settle payment of any amounts due under a Restricted Stock Unit upon exercise of such right by the Grantee; provided, however, that notwithstanding any contrary provisions of the Plan, Restricted Stock Units that become Vested shall be settled by payment of amounts owed thereunder on or before the later of (i) the date that is two and one-half (2  1/2) months after the end of the Grantee’s first taxable year in which such amounts are no longer subject to a substantial risk of forfeiture, or (ii) the date that is two and one-half (2  1/2) months after the end of the first taxable year of the person for whom the Grantee performed services in which such amounts are no longer subject to a substantial risk of forfeiture.

10.	Terms Applicable to Options

a. Limit on Value of Options Granted. Any number of Options may be granted from time to time to a person eligible to receive the same hereunder, except that in the case of Incentive Stock Options the aggregate Fair Market Value (determined as of the date each Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by the Grantee in any one calendar year (under all incentive stock option plans of Company and all Subsidiaries taken together) shall not exceed $100,000.

b. Exercise Price. The exercise price for shares of Common Stock subject to an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option; provided, however, that in the case of an Incentive Stock Option granted to an Employee who immediately before the grant of such Incentive Stock Option is a Shareholder-Employee, the Incentive Stock Option exercise price shall be at least 110% of the Fair Market Value of the Common Stock as of the date of grant of the Incentive Stock Option.

c. Term of Option. No Incentive Stock Option granted under the Plan shall in any event be exercisable after the expiration of ten (10) years from the date such Option is granted; provided, however, that in the case an Incentive Stock Option granted to an Employee who immediately before such Incentive Stock Option is granted is a Shareholder-Employee, the term of such Incentive Stock Option shall be for not more than five (5) years from the date such Option is granted. Subject to the foregoing and other applicable provisions of the Plan, the Committee shall determine the term of each Option in its sole discretion.

d. Exercise During Lifetime of Grantee. During the lifetime of a Grantee, only the Grantee may exercise such Option.

11.	Termination of Employment or Directorship

a. Unvested Awards. Grantee shall forfeit all rights in, to and under all Awards that have not Vested prior to the time the Grantee first ceases to be an Employee or Director. Such forfeiture shall occur without the need for further action by any person.

b. Vested Awards Other than Options. All Awards, other than Options, that are Vested at the time a Grantee first ceases to be an Employee or Director shall be settled promptly provided, however, that notwithstanding any contrary provisions of the Plan; provided, however, that Restricted Stock Units that become Vested shall be settled by payment of amounts owed thereunder on or before the later of (i) the date that is two and one-half (2  1/2) months after the end of the Grantee’s first taxable year in which such amounts are no longer subject to a substantial risk of forfeiture, or (ii) the date that is two and one-half (2  1/2) months after the end of the first taxable year of the person for whom the Grantee performed services in which such amounts are no longer subject to a substantial risk of forfeiture.

c. Vested Options. Options that are Vested at the time a Grantee first ceases to be an Employee or Director shall terminate on, if not exercised before, the earlier of (i) the same day of the third month after the date of termination of his status as an Employee or Director, or (ii) the expiration date of the Option provided in the Award Agreement. Notwithstanding the immediately preceding sentence:

(i) Upon the death of a Grantee who at the time of his or her death is and has been an Employee or Director at all times since the date of grant of the Option, an Option that is Vested at such time shall terminate, and may no longer be exercised, on the earlier of (a) one year after the date of death of the Grantee or at such later date as the Committee may set, in is sole discretion; or (b) the expiration date of the Option provided in the Award Agreement, except that if the expiration date of an Option should occur during the 90-day period immediately following the Grantee’s death, such Option shall terminate, and may no longer be exercised, at the end of such 90-day period. The Option shall be exercisable at any time prior to such termination by the Grantee’s estate, or by any person or persons who acquire the right to exercise the Option by bequest, inheritance or otherwise by reason of the death of the Grantee;

(ii) If a Grantee ceases to be an Employee or Director at any time during the term of his or her Option by reason of a Disability and the Grantee has been an Employee or Director at all times since the date of grant of the Option, an Option that is Vested at such time shall terminate, and may no longer be exercised, on the earlier of (i) one year after the date the Grantee ceases to be an Employee or Director, or (ii) the expiration date of the Option provided in his or her Award Agreement;

(iii) If a Grantee ceases to be an Employee or Director for Cause, then all Options that are Vested at such time shall terminate, and may no longer be exercised, immediately upon his or her ceasing to be an Employee or Director; and

(iv) Nonqualified Stock Options granted to a person who is a Director but who ceases thereafter to be a Director (other than due to death or Disability) shall expire at such time as the Committee shall determine, but in no event more than six (6) months after the person ceases to be a Director, and shall otherwise be exercisable on such terms and conditions as the Committee shall determine.

d. Permitted Absences From Work. A person shall not be treated as ceasing to be an Employee or Director if the interruption of his or her services as such is caused by military leave, sick leave or any other bona fide leave of absence approved by Company or a Subsidiary, whichever is the entity for which the person primarily performs services; provided, however, that in the case of Incentive Stock Options, the foregoing is subject to any restrictions of laws or regulations applicable to such Options.

12.	Compliance with Applicable Law

Shares of Common Stock shall not be issued pursuant to the Plan or any Award granted hereunder, unless the issuance and delivery of the shares will not violate, and can otherwise be done in a manner that complies with, the provisions of applicable law (including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act), and the rules regulations of any stock exchange or quotation system on which the Common Stock may then be listed or quoted. Issuance of shares of Common Stock is further subject to the approval of counsel for Company with respect to such compliance.

13.	Tax Compliance

Company, in its sole discretion, may take any actions that it deems to be necessary or advisable to comply with all tax reporting and withholding requirements applicable to Awards under applicable law, including, but not limited to, withholding or causing to be withheld from any form of compensation or other amount due a Grantee such amounts as Company determines is required to be withheld.

14.	Non-Transferability

No Award or rights under an Award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution if permitted herein. Shares of Restricted Stock may be sold, pledged, assigned, hypothecated, transferred, or disposed of only after such shares Vest.

15.	Change in Control

Except as otherwise provided in the Award Agreement, in the event of a Change in Control, then all Awards shall immediately Vest as of the date of the closing of such transaction, unless the Committee elects to Vest the Awards as of an earlier date. Notwithstanding the immediately preceding sentence, if the surviving, successor or acquiring corporation in the transaction (or its parent) agrees to replace Awards with rights to its shares that confer substantially the same benefits as those represented by the Awards, as determined by the Committee, then the Awards shall not Vest but shall be so replaced. The Committee shall notify each Grantee in writing of any action to Vest or replace Awards hereunder not less than twenty (20) days prior to the expected closing date of the transaction that prompts such action.

16.	Rights as a Shareholder

No person shall have any rights as a shareholder by reason of an Award until and unless Company actually issues and delivers shares of Common Stock to such person pursuant to the Award. In the case of Restricted Stock, the Grantee thereof shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to shares of Restricted Stock that are issued and delivered to the Grantee, until such shares are forfeited or reacquired by the Company in accordance with the terms of the Award.

17.	Adjustments Upon Changes in Capitalization

Subject to any required action by the shareholders of Company, the number of shares of Common Stock subject to Awards, the number of shares of Common Stock available for grants under additional Awards, the exercise price for shares of Common Stock specified in each outstanding Option, and the value of Common Stock used to determine amounts required to be paid under Restricted Stock Units shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares, the payment of any stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by Company; provided, however, that conversion of any convertible securities of Company shall not be deemed to have been “effected without receipt of consideration.” The Committee shall make such adjustments and its determination in that respect shall be final, binding and conclusive. No Incentive Stock Option shall be adjusted by the Committee pursuant to this Section 17 in a manner that causes the Incentive Stock Option to fail to continue to qualify as an “incentive stock option” within the meaning of Code Section 422. Except as otherwise expressly provided in this Section 17, no Grantee shall have any rights by reason of any stock split or other subdivision or consolidation of shares, any payment of a stock dividend, or any other increase or decrease in the number of such shares of Common Stock. Except as otherwise expressly provided in this Section 17, any issuance by Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number of shares or price of Common Stock subject to any Award, and no adjustments in Awards shall be made by reason thereof. The grant of an Award shall not affect in any way the right or power of Company to adjust, reclassify, reorganize or change its capital or business structure.

18.	Term of the Plan

The Plan shall become effective on the earlier of the date it is (i) adopted by the Board; or (ii) approved by the shareholders. Revisions and amendments to the Plan requiring the approval of shareholders of Company, as described in Section 20, shall be effective when approved by the shareholders. No Awards may be granted under the Plan on a date that is more than ten (10) years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders, provided that the approval by shareholders occur within 12 months before or after the date of adoption. In the event the Plan is terminated as provided in Section 20, it shall remain in effect with respect to any Awards granted under it that are outstanding at the time of such termination.

19.	No Right to Employment

Neither the adoption of the Plan nor the granting of an Award shall (i) confer upon any person a right to be employed by or to provide services to Company or any Subsidiary, or to continue such employment or service; or (ii) interfere in any way with the right of a person, or the right of Company or a Subsidiary, to terminate such employment relationship or service at any time.

20.	Amendment or Early Termination of the Plan

a. Amendment or Early Termination. The Board may terminate the Plan at any time. The Board may amend the Plan from time to time in such respects as the Board deems advisable, except that, without proper approval of the shareholders of Company, no such revision or amendment shall:

(i) increase the number of shares of Common Stock subject to the Plan, other than in connection with an adjustment under Section 17; or

(ii) otherwise modify the Plan in a manner that would require shareholder approval under any applicable laws or regulations or the rules of any stock exchange or quotation system on which the Common Stock may then be listed or quoted.

Subject to the foregoing, it is specifically intended that the Board or Committee may amend the Plan without shareholder approval to comply with legal, regulatory, and stock exchange or quotation system requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement.

b. Modification and Amendment of Awards. The Board or Committee may modify or amend outstanding Awards granted under the Plan, provided, however that the modification or amendment shall not, without the consent of the Grantee, impair or diminish any of the Grantee’s rights or any of the obligations of Company under such Award. Except as otherwise provided in this Plan, no outstanding Award shall be terminated without the consent of the Grantee. Unless the Grantee otherwise agrees, any changes or adjustments made to outstanding Incentive Stock Options granted under this Plan shall be prospective only and shall be made in a manner that will not constitute a “modification,” as defined in Code Section 424(h), and will not cause such Incentive Stock Options to fail to qualify as “incentive stock options” under Code Section 422.

c. Re-pricing or Repurchase of Options. The exercise price of outstanding Options may not be changed, and the Company may not conduct any offer to purchase outstanding Options for cash or exchange outstanding Options for other securities at a time when the exercise price of the outstanding Options exceeds the Fair Market Value of the Common Stock covered by the Options, except (i) with the approval of shareholders of Company, or (ii) as otherwise required or permitted in the Plan.

21.	Nature of Awards

All Awards are unfunded and unsecured obligations of Company. Any bookkeeping entries maintained by Company with respect to Awards are merely for the convenience of Company. Company is not required to segregate any assets that may at any time represent an Award and no Grantee or other person shall have any rights or interests in any particular assets of Company by reason of an Award. A Grantee is a mere general unsecured creditor of Company with respect to an Award.

22.	IRC Section 409A

The provisions of this Plan are intended to comply with Code Section 409A, U.S. Treasury regulations issued thereunder, and related U.S. Internal Revenue Service guidance (“409A Rules”). Such provisions will be interpreted and applied in a manner consistent with the 409A Rules so that payments and benefits provided to Employee hereunder will not, to the greatest extent possible, be subject to taxation under Code Section 409A. Notwithstanding any contrary provisions hereof, this Plan may be amended if and to the extent Bank determines that such amendment is necessary to comply with the 409A Rules.

23.	Construction of Certain Terms

The term “Section” or “Sections,” as used herein, shall mean a Section or Sections of this Plan, unless otherwise required by the context. The masculine form of words shall include the feminine, and vice-versa, as required by the context.

24.	Governing Law.

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of California and applicable Federal law. Any reference in this Plan or in any Award Agreement to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

*    *    *    *    *

Name	Bank of Commerce Holdings
Address 1	2012 Annual Meeting of Shareholders
Address 2	Tuesday, May 15, 2012 at 5:15 p.m.
City, State Zip	Lobby of Redding Bank of Commerce
1951 Churn Creek Road
Redding, California 96002
# of Shares:

Important Notice regarding the availability of proxy materials for the Shareholder Meeting to be held on May 15, 2012:

The Proxy statement and Annual Report on Form 10-K are available at Registrar and Transfer Company www.rtco.com

ANNUAL MEETING PROXY CARD

This proxy when properly executed will be voted in the manner, directed by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees listed under Item 1 and in favor of Items 2 and 3.

☐ Please mark this box with an “X” if you plan to attend the Annual Shareholder Meeting

The Board of Directors recommends a vote FOR all of the Nominees and FOR Items 2 and 3 below.

		FOR	WITHHOLD

Orin N. Bennett	(01)	☐	☐

Gary Burks	(02)	☐	☐

Kenneth R. Gifford, Jr.	(03)	☐	☐

Jon Halfhide	(04)	☐	☐

Patrick J. Moty	(05)	☐	☐

David H. Scott	(06)	☐	☐

Lyle L. Tullis	(07)	☐	☐

Joseph Gibson	(08)	☐	☐

Proposal 2

The Board of Directors recommends a vote FOR the adoption, on an advisory (non-binding) basis, the compensation of our named executive officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 3

The Board of Directors recommends a vote FOR amending and restating the 2010 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

This proxy is solicited on behalf of the Board of Directors.

You, the undersigned stockholder, appoint each Kenneth R. Gifford, Jr. Chairman of the Board and Patrick J. Moty, President and CEO your attorney and proxy, with full power of substitution, on your behalf and with all powers you would possess if personally present, to vote all shares of Bank of Commerce Holdings Common Stock that you would be entitled to vote on March 15, 2012, at the Annual Meeting of Shareholders to be held at 1951 Churn Creek Road, Redding, California on Tuesday, May 15, 2012 at 5:15 p.m.

The shares represented by this proxy will be voted as instructed by you and in the discretion of the proxies on other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.

Signature 1	Signature 2

Date:	Date:

ALL JOINT OWNERS MUST SIGN

Please date this Proxy and sign it exactly as your name or names appear hereon. When shares are held by more than one person, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

PROXY VOTING INSTRUCTIONS

Please sign on the reverse side and return promptly in the enclosed envelope or vote by telephone or website.

TELEPHONE AND WEBSITE VOTING INSTRUCTIONS

TO VOTE BY PHONE: Call toll-free 1-866-627-2440 on touch-tone telephone 24-hours a day 7 days a week.

TO VOTE ONLINE:	http//www.rtcoproxy.com/boch

There is NO CHARGE to you for this call or online vote. - Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

Option 1: To vote as the Board of Directors recommends on ALL proposals.

Proposal 1 - To vote FOR ALL Nominees, Press 1; to WITHHOLD FOR ALL nominees, press 9, to WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

When asked, please confirm by pressing 1.

The instructions are the same for all remaining proposals.

NOTE: If you vote by telephone or internet, THERE IS NO NEED TO MAIL BACK your Proxy Card.